                                                                   EXHIBIT 10.11


                             AMENDED AND RESTATED
                               POLR II AGREEMENT

                                by and between

                            DUQUESNE LIGHT COMPANY

                                      and

                  ORION POWER MIDWEST, L.P, the POLR SUPPLIER


                         Dated as of December 7, 2000

                    AMENDED AND RESTATED POLR II AGREEMENT

          This Amended and Restated POLR II Agreement (this "Agreement") is made and entered into as of December 7, 2000 by and between Duquesne Light Company, a Pennsylvania corporation ("DLC"), and Orion Power MidWest, L.P., a Delaware limited partnership (the "POLR Supplier"). DLC and the POLR Supplier are referred to individually as a "Party" and collectively as the "Parties."

                                  WITNESSETH:

          WHEREAS, DLC has sold its generating facilities and other assets associated therewith through an auction process (such sale, the "Asset Sale");

          WHEREAS, notwithstanding the Asset Sale, DLC will continue to have and retain its obligation as the electrical energy ("Energy") provider of last resort (the "POLR") for its retail customers during a time period established by the Pennsylvania Public Utility Commission;

          WHEREAS, as a result of the Asset Sale, DLC no longer has the generating facilities necessary to supply Energy as the POLR;

          WHEREAS, DLC and Orion Power Holdings, Inc., a Delaware corporation and an Affiliate of the POLR Supplier, entered into that certain POLR Agreement dated as of September 24, 1999 (the "POLR I Agreement") to meet DLC's Energy obligations (x) in the case of each Rate Class (as defined herein), as the POLR through the date on which the Transition Period (as defined herein) for each such Rate Class shall have terminated and (y) in the case of Special Contracts (as defined in the POLR I Agreement), through the date on which the last such Special Contract shall have terminated;

          WHEREAS, prior to the execution of this Agreement, Orion Power Holdings, Inc. transferred and assigned all of its rights and obligations under the POLR I Agreement and the Asset Purchase Agreement (as defined herein) to the POLR Supplier;

          WHEREAS, DLC and the POLR Supplier entered in that certain POLR II Agreement dated as of April 16, 2000 (the "POLR II Agreement"), which POLR II Agreement DLC and the POLR Supplier intend to replace in its entirety with this Agreement;

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

          WHEREAS, the POLR Supplier has or is willing to secure the necessary resources to meet DLC's Energy obligations as the POLR, as provided herein;

          WHEREAS, DLC desires to purchase from the POLR Supplier and the POLR Supplier desires to sell to DLC Energy at wholesale rates to meet, among other obligations described herein, DLC's Energy obligations as the POLR for each Rate Class which ceases to be served by the POLR I Agreement, as provided herein;

          NOW, THEREFORE, in consideration of the mutual covenants, representations and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:


                         DEFINITIONS; CERTAIN MATTERS

          1.1  Definitions. As used in this Agreement, the following terms have
               -----------
the meanings set forth below:

"Administration Committee" means a committee for the administration of this
 ------------------------
Agreement which shall consist of two members appointed by DLC and two members appointed by the POLR Supplier. One member appointed by each Party shall represent system operations and the other member appointed by each Party shall represent finance and billing. DLC shall designate the chairperson of the Administration Committee.

"Affiliate" means, with respect to a corporation, partnership, or other entity,
 ---------
each such other corporation, partnership, or other entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such corporation, partnership, or other entity.

"Agreement" means this Amended and Restated POLR II Agreement together with the
 ---------
Schedules and Exhibits attached hereto, as such may be amended from time to time.

"Ancillary Services" means all services or requirements necessary to support the
 ------------------
transmission of capacity and Energy from resources to loads while maintaining reliable operation of the DLC Control Area in accordance with Good Utility Practice.

Ancillary Services includes, but is not limited to, scheduling, system control and dispatch, reactive supply and voltage control from generation sources, regulation and frequency response, energy imbalance, operating reserve- spinning reserve and operating reserve - supplemental reserve.

"Asset Purchase Agreement" means that certain Asset Purchase Agreement by and
 ------------------------
between DLC, Orion Power Holdings, Inc., a Delaware corporation and an Affiliate of the POLR Supplier, and the Cleveland Electric Illuminating Company, Ohio Edison Company and Pennsylvania Power Company dated as of September 24, 1999.

"Asset Sale" has the meaning set forth in the Recitals.
 ----------

"Asset Sale Closing" means the transfer of DLC's ownership of its generating
 ------------------
facilities and other assets associated therewith through the consummation of the Asset Sale pursuant to the terms of the Asset Purchase Agreement.

"Average Production Cost" means, for each calendar month (or portion thereof),
 -----------------------
the POLR Supplier's system average variable cost, which includes fuel costs, variable operating and maintenance costs and costs for emissions allowances and credits, as appropriate.

"Billed Generation Revenue" means with respect to each DLC retail customer, the
 -------------------------
amount that DLC bills, pursuant to the Retail Tariff (except for Rider 10 and Rider 21 thereof and specifically excluding any GRA imposed thereunder), to its retail customers whose Energy requirements DLC secures pursuant to the terms of this Agreement.

"Business Day" means any day other than Saturday, Sunday and any day which is a
 ------------
day on which banking institutions in the Commonwealth of Pennsylvania are authorized by law or other governmental action to close.

"Certifying Company" means either the POLR Supplier or the Corporate Guarantor,
 ------------------
whichever entity has provided the latest dated certification to DLC pursuant to
Article III of this Agreement.

"Closing Date" means April 28, 2000, the date on which the Asset Sale Closing
 ------------
occurred.

"Company Use Energy" means all the metered electricity used, in the ordinary
 ------------------
course of business, at or by DLC facilities and operations including, but not limited to, substations, operating headquarters, construction and maintenance facilities, office buildings, customer service operations, communications facilities and towers and ash handling, ash treatment and ash disposal facilities (but excluding on site station service electricity at generating stations, which station service electricity shall be the responsibility of the generating station owner). The Parties recognize and agree that, although the Company Use Energy comprises a portion of the POLR Supply Amount, the Company Use Energy to be supplied under this Agreement shall not be sold directly to DLC, but instead the POLR Supplier shall sell such Company Use Energy to DLC's designated marketing affiliate which will, in turn, sell such Company Use Energy to DLC. The Parties recognize and agree that at no time shall the POLR Supplier be responsible for Company Use Energy in excess of 67.5 GWH in any calendar year; such amount will be pro-rated, on a daily basis, for any partial calendar year.

"Company Use Energy Payment" means the sum of the amounts that DLC must cause
 --------------------------
its marketing affiliate to pay to the POLR Supplier, on a monthly basis, for the Company Use Energy that was included in the POLR Supply Amount (and that the POLR Supplier sold to DLC's designated marketing affiliate for sale to DLC as contemplated in the definition of Company Use Energy) during the calendar month ending on or about forty-five (45) days prior to such date, pursuant to the terms of this Agreement, at a price equal to one hundred and ten percent (110%) of the POLR Supplier's Average Production Cost for such Energy plus Pennsylvania gross receipts taxes (if any) and Pennsylvania sales taxes (if any) then associated therewith, or at such other price upon which the Parties may mutually agree.

"Commercial Bank" means a commercial bank reasonably acceptable to DLC with a
 ---------------
minimum credit rating of at least two of the following ratings: (i) AA as determined by Standard & Poor's Corporation, or (ii) Aa2 as determined by Moody's Investors Service, Inc., or (iii) a comparable rating by another nationally recognized rating service reasonably acceptable to DLC.

"Corporate Guarantor" means an Affiliate of the POLR Supplier that (x) has
 -------------------
either an investment rating equal to or higher than the Minimum Investment Rating or a Tangible Net Worth equal to or greater than the Minimum Tangible Net Worth and (y) has delivered to DLC a certificate from a duly authorized corporate officer of such Affiliate certifying that such Affiliate meets the foregoing requirements and consents to be the Corporate Guarantor under this Agreement.

"CTC" means the Competitive Transition Charges to be recovered from DLC's retail
 ---
customers, as approved by the PUC in DLC's restructuring orders.

"DLC Control Area" has the meaning set forth in the OATT, as of the date of this
 ----------------
Agreement.

"DLC Transmission System" means the facilities owned, controlled, or operated by
 -----------------------
DLC that are used to provide transmission service under its OATT, as of the date of this Agreement.

"Dynamically Schedule" means to schedule by means of a telemetered reading or
 --------------------
value that is updated in real time and used as a schedule in the AGC/ACE equation and the integrated value of which is treated as a schedule for interchange accounting purposes.

"ECAR" means the East Central Area Reliability Council, a regional reliability
 ----
council established pursuant to the East Central Area Reliability Coordination Agreement, and any successor entity thereto.

"EGS" means an Electric Generation Supplier as defined in DLC's then-current
 ---
Supplier Tariff.

"Energy" has the meaning set forth in the Recitals.
 ------

"Escrow Account" has the meaning set forth in Section 7.4 hereof.
 --------------

"Escrow Agreement" has the meaning set forth in Section 7.4 hereof.
 ----------------

"Event of Default" has the meaning set forth in Section 9.1 hereof.
 ----------------

"FE Ancillary Services Agreement"  means that certain ancillary services
 -------------------------------
agreement dated as of March 25, 1999 by and between The Cleveland Electric Illuminating Company, Ohio Edison Company and Pennsylvania Power Company, on the one hand, and DLC, on the other hand, relating to regulation and frequency response, operating reserve -- spinning reserve and operating reserve -- supplemental reserve ancillary services.

"FERC" means the Federal Energy Regulatory Commission and any successor agency
 ----
thereto.

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

"Force Majeure" has the meaning set forth in Section 8.2 hereof.
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"GAAP" means United States generally accepted accounting principles.
 ----

"Generation Rates" means the generation rates to be used for the term of this
 ----------------
Agreement as set forth on Schedule 3 attached hereto.

"Good Utility Practice" means any of the applicable practices, methods and acts:
 ---------------------

     required by any Governmental Authority or applicable regional or national reliability council, including NERC or ECAR or the successor of any of them, whether or not the Party whose conduct is at issue is a member thereof; and

     otherwise engaged in or approved by a significant portion of the electric utility industry during the relevant time period, which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with law, regulation and good business practices (which may include aspects of reliability, safety, environmental protection, economy and expediency). Good Utility Practice is not intended to be limited to the optimum practice, method, or act to the exclusion of all others, but rather to practices, methods, or acts generally accepted in the electric utility industry.

"Governmental Authority" means any federal, state, local or other governmental,
 ----------------------
regulatory or administrative agency, court, commission, department, board, or other governmental subdivision, legislature, rulemaking board, tribunal, arbitrating body, or other governmental authority.

"Governmental Charges" has the meaning set forth in Section 6.4 hereof.
 --------------------

"GRA" means Generation Rate Adjustment, or GRA, as such terms are used in
 ---
Section III.E and Exhibit A of that certain Joint Petition for Settlement filed with the PUC in Docket No. R-00974104 on November 29, 2000.

"GRA Payment" means, for a particular day, the sum of the amounts of GRA that
 -----------
DLC has received on such day from those retail customers served under this Agreement upon whom a GRA was imposed pursuant to the Retail Tariff, less any Pennsylvania gross receipts taxes associated therewith.

"Interruptible Service" means, with respect to certain DLC retail customers,
 ---------------------
Energy service that may be interrupted consistent with DLC's past practice (as set forth on Schedule 1 attached hereto) and pursuant to the terms and conditions of certain tariffs, contracts and arrangements, as identified on
Schedule 1 attached hereto, as such Schedule 1 may be amended or modified from time to time pursuant to the terms of this Agreement. The Parties recognize and agree that for purposes of this Agreement, Interruptible Service shall include, at any given time, only those DLC retail customers identified on Schedule 1 attached hereto that both (i) are not served pursuant to a Special Contract (as defined in the POLR I Agreement) and (ii) are classified in a Rate Class for which the Transition Period has terminated.

"ISO" means an independent system operator that, as approved by the FERC,
 ---
operates the transmission facilities of one or more public utilities.

"Law" means any law, treaty, code, rule, regulation, or order or determination
 ---
of an arbitrator, court or other Governmental Authority, or any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval binding on a Party or any of its property.

"Minimum Investment Rating" of a Person means that such Person has a minimum
 -------------------------
investment rating on its senior unsecured debt securities of at least two of the following ratings: (i) BBB- as determined by Standard & Poor's Corporation, or
(ii) Baa3 as determined by Moody's Investors Service, Inc., or (iii) BBB- as determined by Duff & Phelps Credit Rating Co.

"Minimum Tangible Net Worth" of a Person means that such Person has a Tangible
 --------------------------
Net Worth of $300 million.

"NERC" means the North American Electric Reliability Council and any successor
 ----
entity thereto.

"Net Billed Generation Revenue" means the sum of the amounts resulting from the
 -----------------------------
following calculations for each DLC retail customer classified in a Rate Class for which the Transition Period has terminated:

     (x) the net amount of (i) the product of the Billed Generation Revenue attributable to such customer multiplied by the applicable factors set forth on page one of Schedule 4 attached hereto (which applicable factors shall be applied to the respective components of Billed Generation Revenue with the resultant products thereafter summed as described on Schedule 4 attached

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

     hereto) less (ii) DLC's costs attributable to Ancillary Services (except for energy imbalance) associated therewith at the rates then set forth in
     Schedule 9B to the OATT,

     which net amount shall be multiplied by

     (y) a factor of nine hundred fifty-six one thousandths (.956).

"OATT" means DLC's Open Access Transmission Tariff, or its successor (including,
 ----
but not limited to, any applicable RTO or ISO tariff), filed with the FERC.

"Passthrough Power" means Energy that an Interruptible Service customer, that is
 -----------------
permitted to do so in the applicable tariff, contract or arrangement, elects, in lieu of an interruption of service, to have DLC purchase, on its behalf, at the prices then available in the regional power market, as contemplated by
Section 4.1(f) hereof.

"Party" has the meaning set forth in the Recitals.
 -----

"Person" means any individual, partnership, limited liability company, joint
 ------
venture, corporation, trust, unincorporated organization or governmental entity or any department or agency thereof.

"Pilot Program" means that certain pilot program, subject to and to the extent
 -------------
approved by an order of the PUC, that would apply during calendar year 2004 on substantially the following terms: provided that the PUC has determined, pursuant to Section III.B.8 of that certain Joint Petition for Settlement filed with the PUC in Docket No. R-00974104 on November 29, 2000, to institute a market-based POLR program for large C&I customers, DLC's retail customers in the L, GL, GLH and HVPS Rate Classes would not be charged the applicable Generation Rates for Energy as otherwise contemplated by the Retail Tariff, but instead would be charged, pursuant to terms and conditions that are reasonably acceptable to the POLR Supplier, market-based POLR rates that are reasonably acceptable to the POLR Supplier and that are based on a wholesale market price for Energy, adjusted on a regular basis, but in no event less frequently than monthly, comprised of the sum of (i) transmission and distribution rates and
(ii) the market-based generation rate (not subject to any price cap), adjusted for each retail customer's load shape, line losses, ancillary services, any other supplier requirements (e.g., capacity reserves), any retail service adder approved by the PUC, and Pennsylvania gross receipts taxes associated therewith.

"POLR" has the meaning set forth in the Recitals.
 ----

"POLR I Agreement" has the meaning set forth in the Recitals.
 ----------------

"POLR II Agreement" has the meaning set forth in the Recitals.
 -----------------

"POLR Energy Imbalance" means any difference between the hourly Energy supplied
 ---------------------
by the POLR Supplier to the DLC Control Area and the POLR Supply Amount.

"POLR Supplier Ancillary Services Agreement" means that certain ancillary
 ------------------------------------------
services agreement, dated even date herewith, by and between DLC and the POLR Supplier relating to regulation and frequency response service, operating reserve-spinning reserve service, operating reserve-supplemental reserve service and reactive supply and voltage control.

"POLR Supply Amount" means (x) the actual hourly Energy requirements (including
 ------------------
associated losses, as determined under the Supplier Tariff) necessary to supply
(i) Energy to serve each DLC retail customer classified in a Rate Class for which the Transition Period has terminated, and (ii) beginning at one minute after 11:59 p.m. (eastern time) on December 31, 2001, Company Use Energy, plus
(y) the POLR Supplier's pro rata allocation of the Residual Losses and Unaccounted For Energy based on the amount of retail Energy consumed during each hour (including average losses) attributable to Energy supplied by the POLR Supplier pursuant to this Agreement.

"POLR Supply Forecast" means, for each hour during the term of this Agreement,
 --------------------
DLC's forecast of the POLR Supply Amount, as provided to the POLR Supplier in accordance with Section 5.1 hereof.

"POLR Supply Service" means the services and obligations identified in Article
 -------------------
IV of this Agreement.

"Power Sales Agreement" means that certain Power Sales Agreement, dated as of
 ---------------------
April 28, 2000, by and between DLC and the POLR Supplier.

"Preliminary Supplier Charges" means an estimate of Supplier Charges based on
 ----------------------------
forecast Energy requirements (and associated losses) and other data available at the time of the estimate including, if available, actual meter readings.

"PUC" means the Pennsylvania Public Utility Commission and any successor agency
 ---
thereto.

"Rate Class" means each rate classification of DLC's retail customers.
 ----------

"Rate Class Effective Date" means with respect to each Rate Class, the later of
 -------------------------
(v) the date on which the PUC issues an order approving the Retail Tariff set forth on Schedule 2 attached hereto and the Generation Rates set forth on
Schedule 3 attached hereto, (w) the date on which the PUC issues an order approving modifications to the Supplier Tariff such that each EGS is responsible for its pro rata allocation of the Residual Losses and Unaccounted For Energy based on the amount of retail Energy consumed during each hour (including average losses) attributable to such EGS's load, (x) the date on which the FERC issues an order, in a form reasonably acceptable to the Parties, approving the terms and conditions of this Agreement, (y) the date on which the PUC issues an order approving the Revised POLR I Retail Tariff, and (z) one minute after 11:59 p.m. (eastern time) on the day on which the Transition Period for such Rate Class shall have terminated, provided, however, that for purposes hereof the AL and SH Rate Classes shall be deemed to have terminated on December 31, 2001.

"Required Lenders' Consent" has the meaning set forth in Section 2.1 hereof.
 -------------------------

"Residual Losses and Unaccounted For Energy" means the actual hourly Energy
 ------------------------------------------
requirements of the DLC Control Area, after adjustment for the hourly Energy requirements or transactions (including associated losses) of (i) customers served by an EGS, (ii) wholesale customer(s) of others (including non-utility generators), (iii) customers served under Borderline Purchase Agreements (as defined in the POLR I Agreement) and Borderline Supply Agreements (as defined in the POLR I Agreement), (iv) the owner(s) of the Cheswick, Elrama, Phillips and Brunot Island generating plants included in the Asset Sale or any other generating plants in the DLC Control Area, (v) DLC retail customers served under the POLR I Agreement, (vi) Special Contracts (as defined in the POLR I Agreement), (vii) Company Use Energy (as defined under the POLR I Agreement and in this Agreement), and (viii) DLC retail customers served under this Agreement.

"Retail Tariff" means the schedules of rates pursuant to which DLC intends to
 -------------
bill its retail customers for generation during the term of this Agreement, as set forth on Schedule 2 attached hereto, as such may be amended or modified from time to time

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

so as to incorporate therein the Generation Rates set forth in Schedule 3 attached hereto.

"Revised POLR I Retail Tariff"  means the revised schedules of rates pursuant to
 ----------------------------
which DLC intends to bill its retail customers for generation under the POLR I Agreement, as set forth on Schedule 7 attached hereto, as such may be amended or modified from time to time under the POLR I Agreement so as to incorporate therein the Generation Rates (as defined in the POLR I Agreement) set forth in
Schedule 3 attached to the POLR I Agreement.

"RTO" means a regional transmission organization that is approved by the FERC
 ---
pursuant to Order No. 2000 issued by the FERC.

"Shed Load" means (a) where "Shed Load" is used as a verb, the deliberate
 ---------
interruption of service in the DLC Control Area (other than the interruption of service pursuant to the terms of DLC's tariffs, contracts and arrangements for Interruptible Service), whether manually, automatically, or through requiring location-specific reductions, in accordance with Good Utility Practice to maintain the integrity of the DLC Control Area, and (b) where "Shed Load" is used as a noun, the amount of service, measured in megawatt-hours, that is deliberately interrupted in the DLC Control Area (other than the interruption of service pursuant to the terms of DLC's tariffs, contracts and arrangements for Interruptible Service), whether manually, automatically, or through requiring location-specific reductions, in accordance with Good Utility Practice to maintain the integrity of the DLC Control Area.

"Supplier Charges" means any charges to the POLR Supplier under this Agreement,
 ----------------
including Supply Violation Charges, and shall include any adjustments necessary to account for DLC's costs in purchasing Energy for Passthrough Power under the Interruptible Service, the payment for which shall be the responsibility of the POLR Supplier, and the revenues received by DLC from Interruptible Service customers for the incremental charges for Energy related to the amount of Passthrough Power actually supplied to such customers, which revenues shall be credited to the POLR Supplier to the extent such revenues have not been otherwise included in the Billed Generation Revenue attributable to such Passthrough Power.

"Supplier Tariff" means DLC's Electric Generation Supplier Coordination Tariff,
 ---------------
or its successor, filed with and approved by the PUC.

"Supply Violation Charges" means the charges calculated pursuant to Section 4.3
 ------------------------
hereof for the failure by the POLR Supplier to deliver to the DLC Control Area, in

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

any hour, the POLR Supply Amount in accordance with Section 4.1 hereof. The Parties recognize and agree that Supply Violation Charges may apply when the POLR Supplier delivers more or less than the POLR Supply Amount.

"Switching Rule" means those certain switching rules relating to retail
 --------------
customers in the DLC Control Area as described in Section III.E of that certain Joint Petition for Settlement filed with the PUC in Docket No. R-00974104 on November 29, 2000.

"System Control Center" means DLC's System Control Center currently located in
 ---------------------
Pittsburgh, PA.

"Tangible Net Worth" of a Person means common stock plus redeemable and
 ------------------
unredeemable preferred and preference stock plus additional paid in capital plus retained earnings (or minus accumulated deficits) minus intangible assets determined on the basis of the most recent audited balance sheet of such Person.

"Transition Period" means, with respect to each Rate Class, the period of time
 -----------------
between one minute after 11:59 p.m. (eastern time) on the day prior to the Closing Date and the earlier of (i) one minute after 11:59 p.m. (eastern time) on December 31, 2005 and (ii) one minute after 11:59 p.m. (eastern time) on the date on which DLC is no longer authorized to collect the CTC allocated to such Rate Class. The Parties recognize and agree that the Transition Period for each Rate Class shall be calculated separately and, accordingly, may terminate on a date that is different than the termination date for each other Rate Class.

          1.2  Certain Interpretive Matters. In this Agreement, unless otherwise
               ----------------------------
specified or the context otherwise requires, the singular shall include the plural, the masculine shall include the feminine and neuter, and vice versa. The term "includes" or "including" shall mean "including without limitation." Unless otherwise specified or the context otherwise requires, references to a Section, Article or Schedule mean a Section, Article or Schedule of this Agreement and reference to a given agreement or instrument shall be a reference to that agreement or instrument as modified, amended, supplemented or restated through the date as of which such reference is made.

          1.3  Effect on POLR II Agreement. DLC and the POLR Supplier hereby
               ---------------------------
amend and restate the POLR II Agreement in its entirety such that the POLR II Agreement, together with the Schedules and Exhibits attached thereto, is replaced in its entirety, for all purposes whatsoever, by this Agreement.

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

                                     TERM

          1.3  Term.  Unless terminated earlier pursuant to the terms of this
               ----
Agreement, the term of this Agreement shall commence as of the date on which the Required Lenders (as defined in the POLR Supplier's Credit Agreement dated as of April 28, 2000) consent to this Agreement under the terms of such Credit Agreement (such consent, the "Required Lenders' Consent") and continue until December 31, 2004, unless extended by mutual agreement of the Parties. The POLR Supply Service shall commence on the Rate Class Effective Date for each Rate Class.

          1.4  Termination. If the Required Lenders' Consent is not received by
               -----------
the Parties on or before December 15, 2000, then this Agreement shall terminate and no Party shall owe any obligations to the other Party hereunder. In addition, this Agreement may be terminated before the end of its term pursuant to Section 9.2 hereof.

                            SECURITY AND COMPLIANCE

          1.5  Reserved.
               --------

          1.6  Security. On or before the earliest Rate Class Effective Date
               --------
hereunder, the POLR Supplier shall comply with one of the following provisions:

               (a) The POLR Supplier shall provide a certificate from a duly authorized corporate officer of the POLR Supplier (or the Corporate Guarantor) certifying that, as of such date, the POLR Supplier (or the Corporate Guarantor) has an investment rating equal to or higher than the Minimum Investment Rating; or

               (b) The POLR Supplier shall provide a certificate from a duly authorized corporate officer of the POLR Supplier (or the Corporate Guarantor) certifying that, as of such date, the POLR Supplier (or the Corporate Guarantor) has a Tangible Net Worth equal to or greater than the Minimum Tangible Net Worth.

          1.7  Letter of Credit.
               ----------------

               (a) On or before the earliest Rate Class Effective Date hereunder, the POLR Supplier shall post a $10 million irrevocable letter of credit issued by a Commercial Bank in form and substance reasonably acceptable to DLC, as such letter of credit may be supplemented or replaced pursuant to the terms of this Agreement, which letter(s) of credit shall remain in place for such amount (or such other amount as may be determined pursuant to Section 3.3(b) hereof) for the entire term of this Agreement. In the event that the POLR Supplier is required to increase the amount of such letter(s) of credit pursuant to the terms of this Agreement, then such letter(s) of credit for such increased amount shall remain in place for such time as may be required under the terms of this Agreement, provided, however, that, notwithstanding any other provision of this Agreement to the contrary, at all times during the term of this Agreement following the earliest Rate Class Effective Date hereunder the minimum amount of any such letter(s) of credit posted by the POLR Supplier shall be equal to or greater than $10 million (or such other amount as may be determined pursuant to Section 3.3(b) hereof).

               (b) On each of January 1, 2003 and January 1, 2004, the minimum amount of the letter(s) of credit required to be posted by the POLR Supplier under Section 3.3(a) hereof shall be reduced by $3 million.

          1.8  Compliance.
               ----------

               (a) If at any time during the term of this Agreement, (i) Standard & Poor's Corporation, Moody's Investors Service, Inc. or Duff & Phelps Credit Rating Co. downgrades the investment rating of the Certifying Company or
(ii) the Certifying Company's Tangible Net Worth at the end of an accounting period is below the Minimum Tangible Net Worth, then the POLR Supplier shall provide DLC with written notice of such event within two (2) Business Days of the occurrence of any such event. Within five (5) Business Days of DLC's receipt of such written notice, DLC shall cause the chairperson of the Administration Committee to convene a meeting of the Administration Committee for the purpose of addressing such event and the POLR Supplier's compliance with the provisions of this Agreement.

               (b) Within fifteen days of the end of each calendar quarter during the term of this Agreement, the POLR Supplier shall deliver to DLC a certificate from a duly authorized corporate officer of the Certifying Company certifying that, as of the date of such certification, the Certifying Company has either an investment rating equal to or higher than the Minimum Investment Rating or a Tangible Net Worth equal to or greater than the Minimum Tangible Net Worth (which certification shall include such calculations and evidence as DLC shall reasonably request). The Parties recognize and agree that in addition to, and without limiting in any way, the POLR Supplier's obligation to deliver a certificate from a duly authorized corporate officer of the Certifying Company contained in the immediately preceding sentence, the POLR Supplier may deliver to DLC such a certificate at any time during the term of this Agreement in order to change the Certifying Company or modify any information relating thereto.

               (c) Within ninety (90) days after the end of each fiscal year of the Certifying Company, the POLR Supplier shall deliver to DLC the financial statements of the Certifying Company, which financial statements shall have been prepared in conformity with GAAP and certified by a firm of certified public accountants of national standing.

          1.9  Additional Security.
               -------------------

               (a) If at any time during the term of this Agreement following the earliest Rate Class Effective Date hereunder the Certifying Company's Tangible Net Worth is below the Minimum Tangible Net Worth and the Certifying Company's investment rating is below the Minimum Investment Rating, then DLC, in its sole discretion, may require, upon ten (10) Business Days' written notice to the POLR Supplier, that the POLR Supplier supplement or replace the letter(s) of credit then currently posted pursuant to this Article III with another irrevocable letter of credit issued by a Commercial Bank in form and substance reasonably acceptable to DLC such that the aggregate amount of such letter(s) of credit equals $50 million (or such other amount as may be determined pursuant to Section 3.5(b) hereof), which letter(s) of credit shall remain in place for such aggregate amount until such time as the Certifying Company's Tangible Net Worth is equal to or greater than the Minimum Tangible Net Worth or the Certifying Company's investment rating is equal to or greater than the Minimum Investment Rating (at which time, although the letter of credit requirements of this Section 3.5 shall not apply, the POLR Supplier shall continue to comply with any other applicable letter of credit requirements set forth in this Article III).

               (b) On each of January 1, 2003 and January 1, 2004, the minimum amount of the letter(s) of credit required to be posted by the POLR Supplier under Section 3.5(a) hereof shall be reduced by $15 million.

          1.10  Effect of Letters of Credit Posted Under the POLR I Agreement.
                -------------------------------------------------------------
Notwithstanding anything herein to the contrary, DLC agrees that the aggregate amount of any letter(s) of credit required to be posted by the POLR Supplier at any point in time under this Agreement shall be reduced by the aggregate amount of any letter(s) of credit then posted by the POLR Supplier (as defined in the POLR I Agreement) pursuant to the terms of the POLR I Agreement.

          1.11  Reserved.
                --------

          1.12  Administration Committee. Each Party shall inform the
                ------------------------
Administration Committee of any and all (i) events which arise that may be significant to or otherwise affect the matters contemplated by this Agreement,
(ii) matters affecting operating conditions or that could otherwise affect such Party's ability to perform its obligations under this Agreement and (iii) changes that occur with respect to information previously furnished to the Administration Committee. The Administration Committee shall meet at least once every calendar quarter, at such other times as may be provided by this Agreement and at the call of the chairperson of the Administration Committee. The Administration Committee shall act only by unanimous agreement of its members. All appointments to or changes in membership of the Administration Committee by one Party shall be made upon written notice to the other Party. In addition, the Administration Committee shall:

                (a) specify, review and revise, as necessary from time to time, suitable operating and accounting procedures to implement the terms of this Agreement and reevaluate, as appropriate from time to time, the security and credit requirements contained in this Article III;

                (b) use its good faith best efforts to resolve disputes and other matters arising under this Agreement, including payment disputes and matters relating to marketing statements on DLC's retail customers' bills, consistent with terms of Article X of this Agreement;

                (c) exercise authority as to each Party to make decisions regarding this Agreement;

                (d) perform such other duties as the Parties may determine from time to time;

                (e) in its discretion, establish one or more subcommittees to perform any of its functions hereunder;

                (f) make and maintain a written record of its actions;

                (g) inform the Parties, in writing, as to matters that the Administration Committee cannot resolve, together with any recommendations, if appropriate.


                              POLR SUPPLY SERVICE

          1.13  Obligations of POLR Supplier.
                ----------------------------

                (a) (i) POLR Supply Amount Obligation. Subject to the terms and
                        -----------------------------
conditions of this Agreement, beginning at one minute after 11:59 p.m. (eastern time) on the day prior to the earliest Rate Class Effective Date hereunder and continuing through the term of this Agreement (or the earlier termination of this Agreement), the POLR Supplier shall deliver to DLC each hour, on a continuous basis, the POLR Supply Amount (excluding for purposes of this sentence, Company Use Energy) at the delivery point(s) described in subparagraph
(b) of this Section 4.1. The POLR Supplier recognizes and agrees that it is responsible for delivering the POLR Supply Amount as it may change over time for any reason, including seasonal factors, load fluctuation, increased or decreased usage, extremes in weather, and, subject to the limitations set forth in the Retail Tariff (as applied by the PUC), customer switching decisions regarding whether to receive POLR service or purchase Energy from an EGS.

                    (ii) Company Use Obligation. Subject to the terms and
                         ----------------------
conditions of this Agreement, beginning at one minute after 11:59 p.m. (eastern time) on December 31, 2001 and continuing through the term of this Agreement (or the earlier termination of this Agreement), the POLR Supplier shall deliver to DLC's designated marketing affiliate each hour, on a continuous basis, the Company Use Energy at the delivery point(s) described in subparagraph (b) of this Section 4.1.

                (b) Points of Delivery. The POLR Supplier shall deliver the POLR
                    ------------------
Supply Amount (including Company Use Energy) to the DLC Transmission System and shall schedule, except as otherwise provided in Section 4.3(d) hereof, the POLR Supply Amount (including Company Use Energy) to the DLC Control Area.

               (c)  Pilot Program. If the PUC determines, pursuant to Section
                    -------------
III.B.8 of that certain Joint Petition for Settlement filed with the PUC in Docket No. R-00974104 on November 29, 2000, to consider the institution of a market-based POLR program for large C&I customers, then the POLR Supplier shall cooperate in good faith with DLC and use all commercially reasonable efforts to attempt to negotiate and execute any amendments to this Agreement that would be necessary to implement a Pilot Program; provided, however, that, for the avoidance of doubt, if such negotiations are not successful, the POLR Supplier shall have no obligations under this Agreement to provide Energy for the Pilot Program. In addition, the POLR Supplier shall cooperate in good faith with DLC so that DLC can make a neutral filing with the PUC, on or before December 31, 2002, evaluating the wholesale market in the DLC Control Area. The POLR Supplier agrees that any retail service adder billed to DLC's retail customers under a Pilot Program shall be collected by DLC and shared between DLC and the POLR Supplier as follows: DLC shall retain eighty percent (80%) of any such adder and DLC shall pay to the POLR Supplier twenty percent (20%) of any such adder.

               (d)  Ancillary Services. The POLR Supplier acknowledges and
                    ------------------
agrees that DLC shall be responsible for securing and providing all Ancillary Services associated with DLC's retail customers classified in a Rate Class for which the Transition Period has terminated and Company Use Energy (provided that by separate, mutual agreement between the POLR Supplier and DLC, the POLR Supplier may provide certain or all of such Ancillary Services) and that DLC's costs attributable to such Ancillary Services (except for energy imbalance) at the rates then set forth in Schedule 9B of the OATT shall be netted against Billed Generation Revenues, as provided under the terms of this Agreement. The POLR Supplier further acknowledges and agrees that any POLR Energy Imbalance shall be hourly energy imbalance attributable to the POLR Supplier for purposes of calculating Supply Violation Charges.

               (e)  Transmission and Distribution Losses. As part of the POLR
                    ------------------------------------
Supply Amount, the POLR Supplier shall provide all Energy necessary to compensate for transmission and distribution losses in the DLC Control Area that would be attributable to the POLR Supplier under the Supplier Tariff if the POLR Supplier were an EGS.

               (f)  Interruptible Service. The POLR Supplier may, by as much
                    ---------------------
advance notice to DLC as is practicable, but in no event less than one hour prior to a desired interruption, request the interruption of the Interruptible Service, provided that any such interruption is consistent with DLC's past practice (as set forth on Schedule 1 attached hereto) and the terms and conditions established by the applicable tariffs, contracts or arrangements under which the Interruptible Service customers are served, including any required notice period, any right of such customers to elect to purchase Passthrough Power and any limitation on the number of hours of interruption permitted in a year, month or other period.

               (g)  Information. The POLR Supplier shall use its good faith best
                    -----------
efforts to cooperate with DLC in exchanging information regarding or relating to the Parties' obligations hereunder.

               (h)  POLR I Agreement Amendment.
                    --------------------------

                    (i) Provided that (w) the PUC has issued an order approving the Retail Tariff set forth on Schedule 2 attached hereto (unless the failure to approve such Retail Tariff is based solely on the absence of a definitive effective date for such Retail Tariff) and the Generation Rates set forth on
Schedule 3 attached hereto, (x) the PUC has issued an order approving modifications to the Supplier Tariff such that each EGS is responsible for its pro rata allocation of the Residual Losses and Unaccounted For Energy based on the amount of retail Energy consumed during each hour (including average losses) attributable to such EGS's load, (y) the FERC has issued an order, in a form reasonably acceptable to the Parties, approving the terms and conditions of this Agreement, and (z) the PUC has issued an order approving the Revised POLR I Retail Tariff, the POLR Supplier shall cause to be executed, no later than February 15, 2001, one or more amendments to the POLR I Agreement providing that
(i) as of one minute after 11:59 p.m. (eastern time) on December 31, 2001, Company Use Energy shall no longer be provided pursuant to the POLR I Agreement but instead shall be provided exclusively pursuant to the terms of this Agreement, (ii) as of one minute after 11:59 p.m. (eastern time) on December 31, 2000, the POLR Supplier (as defined in the POLR I Agreement) shall no longer be responsible for providing all Energy necessary to compensate for transmission and distribution losses in the DLC Control Area other than those losses that are the responsibility of others, but rather shall be responsible for providing all Energy necessary to compensate for all transmission and distribution losses in the DLC Control area that would be attributable to the POLR Supplier (as defined in the POLR I Agreement) under the Supplier Tariff if the POLR Supplier were an EGS, (iii) as of one minute after 11:59 p.m. (eastern time) on December 31, 2000, the POLR Supply Amount (as defined in the POLR I Agreement) shall be modified such that the POLR Supplier (as defined in the POLR I Agreement) shall no longer be responsible for all residual losses in the DLC Control Area, but rather for only such POLR Supplier's pro rata allocation of the Residual Losses and Unaccounted For Energy based on the amount of retail Energy consumed during each hour (including average losses) attributable to Energy supplied pursuant to the POLR I Agreement. In addition, as soon as practicable following the date hereof, the POLR Supplier shall cause to be executed one or more amendments to the POLR I Agreement providing that DLC retail customers classified in the AL and SH Rate Classes shall continue to be served under the POLR I Agreement at the rates provided therein through December 31, 2001.

                    (ii) Provided that conditions (w), (x) and (z) of subsection
(i) of this Section 4.1(h) are satisfied, as soon as practicable following the date on which the PUC issues an order approving the Revised POLR I Retail Tariff, the POLR Supplier shall cause to be executed one or more amendments to the POLR I Agreement and the Retail Tariff (as defined in the POLR I Agreement) providing that (i) the Revised POLR I Retail Tariff shall apply to the POLR I Agreement,
(ii) GRA shall be specifically excluded from the definition of Billed Generation Revenue (as defined in the POLR I Agreement) and DLC shall pay to the POLR Supplier (as defined in the POLR I Agreement), on a daily basis, the payment for GRA billed under the Revised Retail Tariff, if any, received by DLC as of the close of business on the immediately preceding day, and (iii) DLC shall reasonably cooperate with the efforts by the POLR Supplier, if warranted by available evidence, to seek enforcement of the provisions relating to the Switching Rule and the GRA under the Revised POLR I Retail Tariff, provided, however, that in any such case the POLR Supplier shall reimburse DLC for its reasonable costs (including attorney and consulting fees) incurred to obtain regulatory relief or enforcement on behalf of the POLR Supplier.

                    (iii) Provided that conditions (w), (x) and (z) of subsection (i) of this Section 4.1(h) are satisfied, the POLR Supplier shall (i) consent, pursuant to the terms of the POLR I Agreement, to such modifications to the Special Contracts (as defined in the POLR I Agreement) as shall be necessary to effectuate the terms set forth on Schedule 6 attached hereto and (ii) supply, pursuant to the terms of the POLR I Agreement, the Energy necessary to satisfy such modified Special Contracts.

               (i)  Generating Facility Outages. In addition, the POLR
                    ---------------------------
Supplier shall reasonably cooperate with DLC to coordinate planned outages at the generating facilities located in the DLC Control Area and acquired by the POLR Supplier in the Asset Sale to coincide as much as possible with planned outages on the DLC Transmission System or DLC's distribution system.

               (j)  Power Sales Agreement.  As soon as practicable following
                    ---------------------
the date hereof, the POLR Supplier shall execute an amendment to the Power Sales Agreement that deletes therefrom the second sentence of Section 2.1 of the Power Sales Agreement. In addition, the POLR Supplier agrees that it (i) shall not designate any Designated EGS (as defined in the Power Sales Agreement) for any period of time after December 31, 2001 and (ii) shall, prior to January 1, 2002, terminate that certain EGS Power Sales Agreement, dated as of April 28, 2000, by and between the POLR Supplier and that certain Designated EGS.

          1.14 Obligations of DLC.
               ------------------

               (a)  Receipt of POLR Supply Amount.  DLC shall take delivery of
                    -----------------------------
     the POLR Supply Amount (excluding for purposes of this sentence, Company Use Energy) in the amounts and at the points of delivery set forth in Sections 4.1(a) and 4.1(b), respectively, provided that the POLR Supplier has satisfied its obligations thereunder.

               (b)  Company Use Energy.  DLC shall cause its designated
                    ------------------
     marketing affiliate to take delivery of Company Use Energy in the amounts and at the points of delivery set forth in Sections 4.1(a) and 4.1(b), respectively, provided that the POLR Supplier has satisfied its obligations thereunder. DLC shall then, in turn, cause its designated marketing affiliate to sell such Company Use Energy, in the same amount and at the same points of delivery, to DLC. DLC shall, at its own cost, meter the amount of Company Use Energy that is consumes.

               (c)  Dynamic Scheduling.   At the request of the POLR Supplier,
                    ------------------
     DLC shall, at no cost to the POLR Supplier, cooperate to Dynamically Schedule the POLR Supply Amount, provided that (i) it is technically feasible to do so, and (ii) the POLR Supplier executes a service agreement in form and substance reasonably acceptable to DLC.

               (d)  Interruptible Service.  Upon the receipt of a request from
                    ---------------------
     the POLR Supplier to interrupt the Interruptible Service, and provided that DLC received such request no less than one hour before the desired interruption, DLC shall interrupt the Interruptible Service to the extent that any such interruption is consistent with DLC's past practice (as set forth on Schedule 1 attached hereto) and the terms and conditions established by the applicable tariffs, contracts or arrangements under which the Interruptible Service customers are served, including any required notice period, any right of such customers to elect to purchase Passthrough Power and any limitation on the number of hours of interruption permitted in a year, month or other period. Upon any Interruptible Service customer's election to purchase Passthrough Power, DLC shall notify the POLR Supplier of such customer's election and DLC's costs in purchasing Passthrough Power on behalf of such customer. DLC shall update Schedule 1 attached hereto whenever necessary to incorporate any significant changes to such Schedule 1, including the modification or termination of any existing, or the entering into of any additional, contracts or arrangements for Interruptible Service, as well as any other changes in interruption rights relating to DLC retail customers; provided, however, DLC shall not modify, terminate or extend any existing or enter into any additional contracts or arrangements for Interruptible Service during the term of this Agreement without the prior consent of the POLR Supplier, which consent shall not be unreasonably withheld.

               (e)  Marketing Statement on DLC's Retail Customers' Bills.
                    ----------------------------------------------------
     During the term of this Agreement, DLC shall, to the extent permitted by Law and upon sufficient notice from the POLR Supplier, include on DLC's retail customers' bills such information relating to the POLR Supplier's provision of Energy as the POLR Supplier shall reasonably request and DLC shall reasonably approve, including the name and logo of the POLR Supplier, and such other information upon which the Parties shall mutually agree.

               (f)  Retail Services.  DLC, or its designated agent or
                    ---------------
     contractor, shall continue to perform, at no cost to the POLR Supplier, all retail functions and services associated with DLC's retail customers, and all functions and services associated with Company Use Energy supplied under this Agreement, including, as applicable, distribution, metering, billing, customer collections, and universal service programs, in accordance with Good Utility Practice.

               (g)  Transmission and Distribution Outages.  As long as DLC is
                    -------------------------------------
     maintaining and operating the DLC Transmission System and DLC's distribution system in accordance with Good Utility Practice, DLC shall not be responsible to the POLR Supplier for (i) any lost revenues associated with the interruption by DLC of POLR load due to outages on the DLC Transmission System or DLC's distribution system or actions taken by DLC to protect the security and integrity of the DLC Transmission System or DLC's distribution system, nor (ii) any costs associated with the interruption by DLC of POLR load due to failures on the DLC Transmission System or DLC's distribution system or actions taken by DLC to protect the security and integrity of the DLC Transmission System or DLC's distribution system. In addition, DLC shall reasonably cooperate with the POLR Supplier to coordinate planned outages on the DLC Transmission System or DLC's distribution system to coincide as much as practicable with planned outages at the generating facilities located in the DLC Control Area and acquired by the POLR Supplier in the Asset Sale.

               (h)  Information.
                    -----------

                    (i) Upon such notice from the POLR Supplier as is sufficient to permit DLC to compile the requested information, DLC shall provide the POLR Supplier such information regarding DLC's retail customers as the POLR Supplier shall reasonably request, including customer account numbers, names, addresses, phone numbers, rate classes and historical usage information, provided that (x) the POLR Supplier agrees to reimburse DLC for the incremental costs incurred in compiling and providing such information and (y) the release of such information does not conflict with any Law or agreement by which DLC is bound, including those respecting the privacy of, or confidentiality of information regarding, DLC's retail customers.

                    (ii) DLC shall use its good faith best efforts to cooperate with the POLR Supplier in exchanging information regarding or relating to the Parties' obligations hereunder.

          (iii) The POLR Supplier shall have the right to audit the books and records of DLC to confirm the accuracy of the Billed Generation Revenues and the Net Billed Generation Revenues, provided that any such audit shall be at the POLR Supplier's expense, consistent with standard business practices and following reasonable notice to DLC.

               (i)  Ancillary Services.  DLC shall be responsible for securing
                    ------------------
and providing all Ancillary Services associated with DLC's retail customers classified in a Rate Class for which the Transition Period has terminated and Company Use Energy (provided that by separate, mutual agreement between the POLR Supplier and DLC, the POLR Supplier may provide certain or all of such Ancillary Services) and shall net DLC's costs attributable to such Ancillary Services (except for energy imbalance) at the rates then set forth in Schedule 9B to the OATT against Billed Generation Revenue, as provided under the terms of this Agreement. If at any time DLC's costs for regulation and frequency response, operating reserve -- spinning reserve and operating reserve -- supplemental reserve ancillary services change, DLC shall file with the FERC an amendment to
Schedule 9B to the OATT to reflect any such change. At the expiration of the FE Ancillary Services Agreement, DLC agrees to use commercially reasonable efforts to provide a means by which the POLR Supplier can provide the Ancillary Services requirements associated with its POLR obligations under this Agreement such that the amounts deducted from Billed Generation Revenue are equal to the amounts paid to the POLR Supplier pursuant to the POLR Supplier Ancillary Services Agreement, but only in the event that doing so can be accomplished without causing DLC to under-recover the Ancillary Services costs that it incurs on behalf of retail customers being served under this Agreement.

               (j)  Regulatory Cooperation.  DLC agrees to reasonably cooperate
                    ----------------------
with efforts by the POLR Supplier, if warranted by available evidence, to seek
(i) regulatory relief from unfair practices by residential customers who elect to receive Energy from an EGS at certain times of the year and who return to POLR service at other times of the year, and (ii) enforcement of the provisions relating to the Switching Rule and GRA contained in that certain Joint Petition for Settlement filed with the PUC in Docket No. R-00974104 on November 29, 2000; provided, however, that in any such case, the POLR Supplier shall reimburse DLC for its reasonable costs (including attorney and consulting fees) incurred to obtain regulatory relief or enforcement on behalf of the POLR Supplier. In addition, DLC agrees to refrain from filing with the PUC any request for modification of the Generation Rates, unless the Parties shall mutually agree otherwise.

               (k)  POLR I Agreement Amendment.
                    --------------------------

                    (i) Provided that (w) the PUC has issued an order approving the Retail Tariff set forth on Schedule 2 attached hereto (unless the failure to approve such Retail Tariff is based solely on the absence of a definitive effective date for such Retail Tariff) and the Generation Rates set forth on
Schedule 3 attached hereto, (x) the PUC has issued an order approving modifications to the Supplier Tariff such that each EGS is responsible for its pro rata allocation of the Residual Losses and Unaccounted For Energy based on the amount of retail Energy consumed during each hour (including average losses) attributable to such EGS's load, (y) the FERC has issued an order, in form reasonably acceptable to the Parties, approving the terms and conditions of this Agreement, and (z) the PUC has issued an order approving the Revised POLR I Retail Tariff, DLC shall execute, no later than February 15, 2001, one or more amendments to the POLR I Agreement providing that (i) as of one minute after 11:59 p.m. (eastern time) on December 31, 2001, Company Use Energy shall no longer be provided pursuant to the POLR I Agreement but instead shall be provided exclusively pursuant to the terms of this Agreement, (ii) as of one minute after 11:59 p.m. (eastern time) on December 31, 2000, the POLR Supplier (as defined in the POLR I Agreement) shall no longer be responsible for providing all Energy necessary to compensate for transmission and distribution losses in the DLC Control Area other than those losses that are the responsibility of others, but rather shall be responsible for providing all Energy necessary to compensate for all transmission and distribution losses in the DLC Control area that would be attributable to the POLR Supplier (as defined in the POLR I Agreement) under the Supplier Tariff if the POLR Supplier were an EGS, (iii) as of one minute after 11:59 p.m. (eastern time) on December 31, 2000, the POLR Supply Amount (as defined in the POLR I Agreement) shall be modified such that the POLR Supplier (as defined in the POLR I Agreement) shall no longer be responsible for all residual losses in the DLC Control Area, but rather for only such POLR Supplier's pro rata allocation of the Residual Losses and Unaccounted For Energy based on the amount of retail Energy consumed during each hour (including average losses) attributable to Energy supplied pursuant to the POLR I Agreement. In addition, as soon as practicable following the date hereof, DLC shall execute one or more amendments to the POLR I Agreement providing that DLC retail customers classified in the AL and SH Rate Classes shall continue to be served under the POLR I Agreement at the rates provided therein through December 31, 2001.

                    (ii) Provided that conditions (w), (x) and (z) of subsection
(i) of this Section 4.2(k) are satisfied, as soon as practicable following the date on which the PUC issues an order approving the Revised POLR I Retail Tariff, DLC shall execute one or more amendments to the POLR I Agreement and the Retail Tariff (as defined in the POLR I Agreement) providing that (i) the Revised POLR I Retail Tariff shall apply to the POLR I Agreement, (ii) GRA shall be specifically excluded from the definition of Billed Generation Revenue (as defined in the POLR I Agreement) and DLC shall pay to the POLR Supplier (as defined in the POLR I Agreement), on a daily basis, the payment for GRA billed under the Revised POLR I Retail Tariff, if any, received by DLC as of the close of business on the immediately preceding day, and (iii) DLC shall reasonably cooperate with the efforts by the POLR Supplier, if warranted by available evidence, to seek enforcement of the provisions relating to the Switching Rule and the GRA under the Revised POLR I Retail Tariff, provided, however, that in any such case the POLR Supplier shall reimburse DLC for its reasonable costs (including attorney and consulting fees) incurred to obtain regulatory relief or enforcement on behalf of the POLR Supplier.

                         (iii) Provided that conditions (w), (x) and (z) of
subsection (i) of this Section 4.2(k) are satisfied, DLC shall cause to be made, pursuant to the terms of the POLR I Agreement, such modifications to the Special Contracts (as defined in the POLR I Agreement) as shall be necessary to effectuate the terms set forth on Schedule 6 attached hereto.

                    (l)  Pilot Program.  If the PUC determines, pursuant to
                         -------------
Section III.B.8 of that certain Joint Petition for Settlement filed with the PUC in Docket No. R-00974104 on November 29, 2000, to consider the institution of a market-based POLR program for large C&I customers, then DLC shall cooperate in good faith with the POLR Supplier and use all commercially reasonable efforts to attempt to negotiate and execute any amendments to this Agreement that would be necessary to implement a Pilot Program; provided, however, that, for the avoidance of doubt, if such negotiations are not successful, the POLR Supplier shall have no obligations under this Agreement to provide Energy for the Pilot Program. In addition, DLC shall make a neutral filing with the PUC, on or before December 31, 2002, evaluating the wholesale market in the DLC Control Area. DLC agrees that any retail service adder billed to DLC's retail customers under a Pilot Program shall be collected by DLC and shared between DLC and the POLR Supplier as follows: DLC shall retain eighty percent (80%) of any such adder and DLC shall pay to the POLR Supplier twenty percent (20%) of any such adder.

                    (m)  Maintenance.  DLC shall maintain and operate the DLC
                         -----------
Transmission System and DLC's distribution system in accordance with Good Utility Practice.

                    (n)  Power Sales Agreement.  As soon as practicable
                         ---------------------
following the date hereof, DLC shall execute an amendment to the Power Sales Agreement that deletes therefrom the second sentence of Section 2.1 of the Power Sales Agreement.

               1.15 POLR Energy Imbalance and Supply Violations Charges.  For
                    ---------------------------------------------------
any hour during which there is POLR Energy Imbalance, the POLR Supplier shall pay to DLC, in accordance with the billing procedures set forth in Article VII of this Agreement, the following amounts, as applicable:

                    (a)  POLR Supplier Self-Schedules the POLR Supply Amount.
                         ---------------------------------------------------
In the event that the POLR Supplier does not either schedule the POLR Supply Amount according to the POLR Supply Forecast, as contemplated by Section 4.3(b) hereof, or Dynamically Schedule the POLR Supply Amount, as contemplated by
Section 4.3(c) hereof, then:

                         (i)   If the POLR Supplier delivers, in any hour, an
amount of Energy that is between 90% and 110% of the POLR Supply Amount for that hour, the POLR Supplier shall, in the event of an under-delivery, pay to DLC an amount of dollars equal to the charge under the OATT applicable to an under-delivery of an amount of Energy equal to the POLR Energy Imbalance, and, in the event of an over-delivery, receive a credit from DLC in an amount of dollars equal to the credit under the OATT applicable to an over-delivery of an amount of Energy equal to the POLR Energy Imbalance (net of any costs DLC incurs in disposing of such excess Energy).

                         (ii)  If the POLR Supplier delivers, in any hour, an
amount of Energy that is at least 75% but less than 90% of the POLR Supply Amount for that hour, the POLR Supplier shall pay to DLC an amount of dollars equal to 110% of the charge under the OATT applicable to an under-delivery of an amount of Energy equal to the POLR Energy Imbalance. If the POLR Supplier delivers, in any hour, an amount of Energy that is less than 75% of the POLR Supply Amount for that hour, the POLR Supplier shall pay to DLC an amount of dollars equal to 125% of the charge under the OATT applicable to an under-delivery of an amount of Energy equal to the POLR Energy Imbalance.

                         (iii) If the POLR Supplier delivers, in any hour, an
amount of Energy that is greater than 110% of the POLR Supply Amount for that hour, the POLR Supplier shall receive from DLC a credit in an amount of dollars equal to the credit under the OATT applicable to an over-delivery of an amount of

Energy equal to that portion of the POLR Energy Imbalance attributable to the portion of such over-delivery that does not exceed 110% of such POLR Supply Amount (net of any costs DLC incurs in disposing of such excess Energy) as contemplated by Section 4.3(a) hereof and, for the balance of such POLR Energy Imbalance, attributable to the portion of such over-delivery that exceeds 110% of such POLR Supply Amount, reimburse DLC for any costs it incurs in disposing of such excess Energy.

                         (iv) If the POLR Supplier's failure to deliver the POLR
Supply Amount in accordance with Section 4.1 hereof causes DLC to Shed Load during any hour, the POLR Supplier shall pay to DLC, in addition to any amounts due under Sections 4.3 (a) - (c) hereunder, $1,000 per megawatt-hour of Shed Load attributable to such failure plus any out-of-pocket costs incurred by DLC as the result of claims, penalties, repairs, expenses or other damages resulting from such Shed Load; provided, however, that if during any such hour (x) the POLR Supplier delivers the full output of all of its operable generation (e.g., all generation that is not on forced outage and/or forced curtailments) to the DLC Control Area (and delivers to DLC a certificate executed by a duly authorized officer of the POLR Supplier to such effect) and nevertheless fails to deliver the POLR Supply Amount and (y) DLC is unable to procure alternative sources of Energy in the market sufficient to compensate for the POLR Supplier's under-delivery, then the POLR Supplier shall pay to DLC, in addition to any amounts due under Sections 4.3(a) - (c) hereunder, but in lieu of the $1,000 per megawatt-hour of Shed Load described above, $100 per megawatt-hour of Shed Load attributable to such failure plus any of the aforementioned out-of-pocket costs incurred by DLC. For purposes of this Section 4.3(a)(iv), DLC shall determine the amount of such Shed Load using Good Utility Practice.

               (b)  POLR Supplier Schedules the POLR Supply Amount According to
                    -----------------------------------------------------------
the POLR Supply Forecast.  In the event that the POLR Supplier schedules to the
------------------------
DLC Control Area, in any hour, an amount of Energy that is between 98% and 102% of the amount of Energy forecast by DLC for such hour in the POLR Supply Forecast for such hour last delivered by DLC to the POLR Supplier pursuant to
Section 5.1(a) hereof, the provisions of Section 4.3(a) and (c) hereof shall not apply and in such an instance, if the POLR Supplier fails to deliver to the DLC Control Area the POLR Supply Amount in accordance with Section 4.1 hereof for such hour, the POLR Supplier shall, in the event of an under-delivery, pay to DLC an amount of dollars equal to the charge under the OATT applicable to an under-delivery of an amount of Energy equal to the POLR Energy Imbalance and, in the event of an over-delivery, receive a credit from DLC in an amount of dollars equal to the credit under the OATT applicable to an over-delivery of an amount of Energy equal to the POLR Energy Imbalance (net of any costs DLC incurs in disposing of such Energy).

               (c)  POLR Supplier Dynamically Schedules the POLR Supply Amount.
                    ----------------------------------------------------------
In the event that the POLR Supplier Dynamically Schedules the POLR Supply Amount to the DLC Control Area, subject to the terms of Section 4.2(c) hereof, in any hour, the provisions of Section 4.3(a) and (b) hereof shall not apply and in such an instance, if the POLR Supplier fails to deliver to the DLC Control Area the POLR Supply Amount in accordance with Section 4.1 hereof for such hour, the POLR Supplier shall, in the event of an under-delivery, pay to DLC an amount of dollars equal to the charge under the OATT applicable to an under-delivery of an amount of Energy equal to the POLR Energy Imbalance and, in the event of an over-delivery, receive a credit from DLC in an amount of dollars equal to the credit under the OATT applicable to an over-delivery of an amount of Energy equal to the POLR Energy Imbalance (net of any costs DLC incurs in disposing of such Energy).

               (d)  Effect of Force Majeure and DLC T&D Outages.  The Parties
                    -------------------------------------------
agree that in the event that the POLR Supplier's failure to deliver the POLR Supply Amount in accordance with Section 4.1 hereof resulted from (x) an event of Force Majeure (and provided that the POLR Supplier complied with the provisions of Article VIII hereof relating to events of Force Majeure) or (y) outages on the DLC Transmission System or DLC's distribution system, the provisions of Section 4.3(a) through (c) hereof shall not apply and in such an instance, the POLR Supplier shall, in the event of an under-delivery, pay to DLC an amount of dollars equal to the charge under the OATT applicable to an under-delivery of an amount of Energy equal to the POLR Energy Imbalance and, in the event of an over-delivery, receive a credit from DLC in an amount of dollars equal to the credit under the OATT applicable to an over-delivery of an amount of Energy equal to the POLR Energy Imbalance (net of any costs DLC incurs in disposing of such Energy).

               (e)  Liquidated Damages.  The Parties agree that the foregoing
                    ------------------
payment provisions are an integral part of this Agreement and form a portion of the consideration for the execution of this Agreement. The Parties recognize and agree that the amounts set forth in this Section 4.3 represent a reasonable estimate of the damages that would be incurred by DLC in the event the POLR Supplier in any hour fails to deliver the POLR Supply Amount in accordance with
Section 4.1 hereof. The Parties further recognize and agree that the payment of such amounts by the POLR Supplier is an appropriate remedy in the event of such a failure and that any such payment does not constitute a forfeiture or penalty of any kind but rather constitutes liquidated damages under the terms of this Agreement.

          1.16 Demonstration of Ability to Perform.  Each April 1 and
               -----------------------------------
September 1 during the term of this Agreement, the POLR Supplier shall demonstrate to DLC's reasonable satisfaction that the POLR Supplier has the ability to perform its obligations under this Agreement during the following calendar year. Such demonstration shall include a list of all resources, including generation assets owned or operated by the POLR Supplier and Energy purchase contracts, from which the POLR Supplier intends to obtain the Energy necessary to satisfy its obligations under this Agreement, and shall provide reasonable assurance that such resources satisfy any reserve margin or other requirements then required by any Governmental Authority or applicable regional or national reliability council, including NERC or ECAR, whether or not the POLR Supplier is a member thereof. On or before the 15th day of each month during the term of this Agreement, the POLR Supplier shall provide DLC with notice of any significant changes in the POLR Supplier's list of resources described in the preceding sentence.

          1.17 POLR Supplier Operating Representative.  The Parties agree that
               --------------------------------------
DLC and the POLR Supplier (or the POLR Supplier's operating representative, as made available under the POLR I Agreement) shall cooperate to reasonably balance the POLR Supply Forecast and the POLR Supply Amount. Any access to the System Control Center provided to the POLR Supplier or its operating representative shall be in accordance with all applicable laws, including FERC's Order No. 889.


     LOAD FORECASTING, SCHEDULING AND RECONCILIATION

          1.18 Load Forecasting.
               ----------------

               (a) DLC shall provide POLR Supply Forecasts for each hour during the term of this Agreement following the earliest Rate Class Effective Date hereunder to the POLR Supplier in accordance with the terms and conditions of
Article 6 -- Load Forecasting -- of the Supplier Tariff (including any future modifications to such tariff), which terms and conditions are hereby incorporated into this Agreement. DLC may update any such POLR Supply Forecast delivered to the POLR Supplier by delivering to the POLR Supplier another POLR Supply Forecast for such hour no later than three (3) hours prior to such hour (or such shorter period of time in the event of emergency operations as contemplated by the Supplier Tariff).

               (b) In addition, DLC shall deliver to the POLR Supplier, as often as is practicable but in no event later than the end of each month, a report listing known changes in the POLR Supply Amount, as well as any known changes to the Schedules attached hereto, which changes shall be incorporated into and become a part of the Schedules to which they relate, subject, however, to the prior consent of the POLR Supplier to such changes to such Schedules if such consent is required under this Agreement.

          1.19 Supply Scheduling.  The terms and conditions of Article 7 --
               -----------------
Supply Scheduling - of the Supplier Tariff (including any future modifications to such tariff) are hereby incorporated into this Agreement.

          1.20 Reconciliation.  Notwithstanding the terms and conditions of
               --------------
Article 8- Reconciliation - of the Supplier Tariff (including any future modifications to such tariff), any POLR Energy Imbalance shall be hourly energy imbalance attributable to the POLR Supplier for purposes of calculating Supply Violation Charges.


                        PAYMENT FOR POLR SUPPLY SERVICE

          1.21 Payment.  The payment for the POLR Supply Service shall be the
               -------
Net Billed Generation Revenue, the Company Use Energy Payment and the GRA
Payment.

          1.22 Generation Rates.  The Generation Rates to be used for the term
               ----------------
of this Agreement are set forth on Schedule 3 attached hereto.

          6.3  Reserved.
               --------

          6.4  Taxes.  The payment of any local, state and federal taxes, fees,
               -----
and levies ("Governmental Charges") imposed on or with respect to the POLR Supplier's delivery of the POLR Supply Amount to the DLC Transmission System shall be the responsibility of the POLR Supplier. The payment of any Governmental Charges on or with respect to such POLR Supply Amount following its delivery by the POLR Supplier to the DLC Transmission System shall be the responsibility of DLC. The payment of any Pennsylvania gross receipts taxes attributable to DLC's sale of Energy to its retail customers shall be the responsibility of DLC.

                     PAYMENT, INVOICING, ESCROW and OFFSET

          1.23 Daily Payment of Net Billed Generation Revenues; Monthly Payment
               ----------------------------------------------------------------
of the Company Use Energy Payment; and Daily Payment of the GRA Payment.
-----------------------------------------------------------------------
(a) Except as may otherwise be provided in this Article VII, beginning on the thirty-fifth day following the earliest Rate Class Effective Date hereunder and continuing until the end of the term of this Agreement (or the earlier termination of this Agreement), DLC shall pay to the POLR Supplier the dollar amount equal to the aggregate amount of the sum of the Net Billed Generation Revenue attributable to each of DLC's retail customers that was billed by DLC, and whose Energy requirements were included in the POLR Supply Amount, on the date that was thirty-five (35) days prior to such day, whether or not such billed amounts have been paid by such retail customers or EGSs. The Parties recognize and agree that in calculating such Net Billed Generation Revenue, DLC shall, as necessary, pro rate by kilowatt-hour usage the total amount of Net Billed Generation Revenue attributable to such customers during such billing period in order to account for that portion of such billing period during which the POLR Supplier (as defined in the POLR I Agreement) supplied a portion of such customer's Energy requirements and that portion of such billing period during which the POLR Supplier supplied the POLR Supply Amount. DLC shall bill all DLC retail customers on a current basis.

               (b) Beginning on March 15, 2002 and continuing on the fifteenth day of each calendar month thereafter until the end of the term of this Agreement (or the earlier termination of this Agreement), DLC shall cause its designated marketing affiliate pay to the POLR Supplier the Company Use Energy Payment calculated for the Company Use Energy that was included in the POLR Supply Amount during the calendar month ending on or about forty-five (45) days prior to such date.

               (c) Beginning on the earliest Rate Class Effective Date hereunder and continuing on a daily basis until the end of the term of this Agreement (or the earlier termination of this Agreement), DLC shall pay to the POLR Supplier the GRA Payment, if any, received by DLC as of the close of business on the immediately preceding day.

          1.24 Monthly Invoicing for Preliminary Supplier Charges.  DLC shall,
               --------------------------------------------------
within ten (10) days following the end of each calendar month, invoice the POLR Supplier for all Preliminary Supplier Charges attributable to such month. Invoices rendered pursuant to this Section 7.2 shall be immediately due from the POLR Supplier and payable to DLC by offset pursuant to Section 7.5 hereof. Credits owing to the POLR Supplier reflected on any invoices rendered pursuant to this Section 7.2 shall be immediately due from DLC and netted against any payments owing to DLC on such invoice with any excess amount payable to the POLR Supplier by increasing by the amount of any such excess the amount of Net Billed Generation Revenue to be paid to the POLR Supplier under Section 7.1 hereof on the day that the invoice reflecting such excess is rendered.

          1.25 Monthly Statement of Account for Supplier Charges (True-up and
               --------------------------------------------------------------
Adjustments).  DLC shall, after all customer accounts have been fully metered
------------
for a calendar month (which shall occur approximately forty-five (45) days following the end of such calendar month), provide a statement of account to the POLR Supplier adjusting one or more prior months' invoices rendered pursuant to
Section 7.2 hereof for the difference between Preliminary Supplier Charges and Supplier Charges for such prior months. Payments owing to DLC reflected on such statements of account rendered pursuant to this Section 7.3 shall be immediately due from the POLR Supplier and payable to DLC by offset pursuant to Section 7.5 hereof. Credits owing to the POLR Supplier reflected on any statement of account rendered pursuant to this Section 7.3 shall be immediately due from DLC and netted against any payments owing to DLC on such statement of account with any excess amount payable to the POLR Supplier by increasing by the amount of any such excess the amount of Net Billed Generation Revenue to be paid to the POLR Supplier under Section 7.1 hereof on the day that the statement of account reflecting such excess is rendered.

          1.26 DLC Right to Escrow.  In addition to any other right to escrow
               -------------------
funds under this Agreement, DLC shall have the right to withhold payment of Net Billed Generation Revenues otherwise owing to the POLR Supplier pursuant to
Section 7.1 hereof and to place such funds into an escrow account (the "Escrow Account") subject to the terms and conditions of an escrow agreement substantially in the form of that certain escrow agreement attached to the POLR I Agreement (the "Escrow Agreement"), in the amounts and under the circumstances provided below:

               (a) Each Monday, DLC shall estimate the total Net Billed Generation Revenue that was billed by DLC to DLC's retail customers within the preceding seven (7) days. The amount so estimated is defined as the "Weekly NBGR Estimate."

               (b) Each Monday, DLC shall estimate that portion of the Preliminary Supplier Charges that would be invoiced to the POLR Supplier under
Section 7.2 hereof and is attributable to the preceding (7) days. The amount so estimated is defined as the "Weekly Supplier Charge Estimate."

               (c) Each Monday, DLC shall sum all Weekly NBGR Estimates made during the current calendar month (including the Weekly NBGR Estimate made that day). The sum so calculated is defined as the "Cumulative Weekly NBGR Estimate."

               (d) Each Monday, DLC shall sum all Weekly Supplier Charge Estimates made during the current calendar month (including the Weekly Supplier Charge Estimate made that day together with any known adjustments included in any statement of account prepared by DLC pursuant to Section 7.3 hereof). The sum so calculated is defined as the "Cumulative Weekly Supplier Charge Estimate."

               (e) On any Monday of a calendar month, if the Cumulative Weekly Supplier Charge Estimate calculated pursuant to Section 7.4 (d) is greater than the Cumulative Weekly NBGR Estimate calculated pursuant to Section 7.4 (c), then, except as may otherwise be provided in Section 7.5 hereof, DLC may direct payment to the Escrow Account of the Net Billed Generation Revenue that would otherwise be payable to the POLR Supplier pursuant to Section 7.1 hereof, until the earlier of the end of that calendar month or the next Monday in that calendar month.

               (f)  If DLC is unable to escrow any amount of funds pursuant to
     Section 7.4 (e) because the funds are also subject to offset pursuant to
     Section 7.5 hereof (the "Escrow Shortfall"), then DLC may extend the period for escrow under Section 7.4 (e) until the dollar amount of the Escrow Shortfall has been withheld from payment of Net Billed Generation Revenues otherwise owing to the POLR Supplier pursuant to Section 7.1 hereof and placed into the Escrow Account.

          1.27 DLC Right to Offset.  In addition to any other right to offset
               -------------------
against payments to the POLR Supplier under this Agreement, DLC shall have the right to offset any amounts the POLR Supplier owes to DLC pursuant to Sections
7.2 and 7.3 hereof (except for such amounts reasonably disputed by the POLR Supplier), against the amounts owed by DLC pursuant to Section 7.1 hereof. DLC may exercise the right to offset granted by this Section 7.5 in the amounts and under the circumstances provided below:

               (a) If the amount owing to DLC on the invoice to be rendered by DLC pursuant to Section 7.2 hereof, or the statement of account to be rendered by DLC pursuant to Section 7.3 hereof, is less than or equal to the balance of the Escrow Account on the last day of the month (the "Month-End Escrow Balance"), then any amounts in the Escrow Account up to the amount owing to DLC on such invoice or statement of account shall be released to DLC as an offset in satisfaction thereof, and the difference between the Month-End Escrow Balance and the amount owing to DLC on such invoice or statement of account shall be released to the POLR Supplier.

               (b) If the amount owing to DLC on the invoice to be rendered by DLC pursuant to Section 7.2 hereof, or the statement of account to be rendered by DLC pursuant to Section 7.3 hereof, is greater than the Month-End Escrow Balance, then any amounts in the Escrow Account up to the Month-End Escrow Balance shall be released and retained by DLC as an offset, and DLC may withhold further payments of Net Billed Generation Revenue otherwise owing to the POLR Supplier under Section 7.1 hereof as an offset until the difference between the Month-End Escrow Balance and the amount owing to DLC on such invoice or statement of account has been fully recovered by DLC.

               (c)  DLC's right to offset Net Billed Generation Revenue under
Section 7.5 (b) shall take precedence over DLC's right to escrow Net Billed Generation Revenue under Section 7.4 (e) hereof.

          1.28 Right to Immediate Payment and to Draw on Letter of Credit.  In
               ----------------------------------------------------------
addition to the rights to escrow under Section 7.4 hereof and the rights to offset under Section 7.5 hereof, DLC shall further have the right to immediate payment from the POLR Supplier, and to draw upon the letter(s) of credit posted by the POLR Supplier under the terms of this Agreement, in the amounts and under the circumstances provided below:

               (a) In each calendar month, as of the date of the invoice rendered pursuant to Section 7.2 hereof, DLC shall estimate the Net Billed Generation Revenue that would become payable to the POLR Supplier under Section
7.1 hereof during the remainder of such month (ignoring any potential escrow of funds pursuant to Section 7.4 hereof or potential offset of funds pursuant to
Section 7.5 hereof). The amount so estimated is defined as the "Residual Monthly NBGR Estimate."

               (b) If in any calendar month the sum of the net amount of the most recent invoice rendered pursuant to Section 7.2 hereof and the net amount of the most recent statement of account rendered pursuant to Section 7.3 hereof (and less any offset from the Escrow Account made pursuant to Section 7.5 hereof) is greater than the Residual Monthly NBGR Estimate for the current month, then the difference between such sum and the Residual Monthly NBGR Estimate is defined as the "Forecast Supplier Charge Shortfall."

               (c) DLC may give notice to the POLR Supplier of a Forecast Supplier Charge Shortfall, and, upon receipt thereof, the POLR Supplier shall make immediate payment to DLC of the dollar amount of the Forecast Supplier Charge Shortfall in immediately available funds to the bank account designated by DLC in Section 15.3 hereof.

               (d) If, within ten (10) days following notice to the POLR Supplier given by DLC pursuant to Section 7.6 (c), DLC has not received payment in full of the Forecast Supplier Charge Shortfall so noticed, then DLC has the right to draw upon the letter(s) of credit posted by the POLR Supplier under the terms of this Agreement in an amount up to, but not exceeding, any portion of the Forecast Supplier Charge Shortfall then unpaid by the POLR Supplier, and, regardless of whether DLC draws on such letter(s) of credit, DLC shall also have the right to terminate this Agreement upon ten (10) days written notice to the POLR Supplier.

     7.7  Payments.  Except as may otherwise be provided in this Agreement,
          --------
beginning on the Closing Date and continuing on each Business Day thereafter until the end of the term of this Agreement (or the earlier termination of this Agreement), all payments then due hereunder shall be made to the Party owed such payments by electronic transmission to the bank account designated by such Party in Section 15.3 hereof. All such payments shall be denominated and paid in U.S. dollars.

     7.8  Payment Disputes.  The Parties shall use their good faith best efforts
          ----------------
to resolve all disputes relating to payments hereunder pursuant to the dispute resolution provisions of Article X of this Agreement.

     7.9  Survival.  Notwithstanding any other provision of this Agreement to
          --------
the contrary, the provisions of this Article VII, and the rights and obligations of the Parties thereunder, shall survive the expiration of the term of this Agreement (or earlier termination of this Agreement) for a period not to exceed one hundred twenty (120) days from the date of the expiration or termination of this Agreement for the purpose of satisfying the rights and obligations of the Parties under this Article VII relating to the POLR Supply Service provided through the date of expiration or termination of this Agreement.


                                 FORCE MAJEURE

          8.1  Force Majeure.  Notwithstanding anything in this Agreement to the
               --------------
contrary, neither Party shall be liable in damages, or otherwise responsible to the other Party, for its failure to perform or observe any of its obligations under this Agreement if and only to the extent that it is unable to so perform or is prevented from performing by an event of Force Majeure; provided, however, that to the extent that the POLR Supplier fails in any hour to deliver the POLR Supply Amount in accordance with Section 4.1 hereof, whether as a result of an event of Force Majeure or for any other reason, the provisions of Section 4.3 hereof shall apply to such failure. The Parties recognize and agree that an event of Force Majeure will not relieve any Party of its obligation to make payments when due hereunder.

          8.2  Definition of Force Majeure.  The term "Force Majeure" as used
               ---------------------------
herein means those causes beyond the reasonable control of the Party affected that, by the exercise of reasonable diligence, including Good Utility Practice, such Party is unable to prevent, avoid, mitigate, or overcome, including an act of God, labor dispute (including a strike), act of the public enemy, war, civil disturbance, insurrection, riot, fire (unless resulting from the fault or negligence of the Party asserting Force Majeure), storm or flood, lightning, explosion (unless resulting from the fault or negligence of the Party asserting Force Majeure), order, government decree or rule, regulation or restriction imposed by governmental, military or lawfully-established civilian authorities, or any other cause of a similar nature beyond such Party's reasonable control. Events that cause a change in the market value of Energy, the POLR Supplier's generation costs or otherwise affect the POLR

Supplier's cost of performance under this Agreement shall not be considered Force Majeure events.

          8.3  Force Majeure Procedures.  Upon the occurrence of an event of
               ------------------------
Force Majeure, the Party affected by such event shall (a) provide prompt written notice of such Force Majeure event to the other Party, including an estimation of its expected duration and the probable impact on the performance of its obligations hereunder; (b) exercise all reasonable efforts in accordance with Good Utility Practice to continue to perform its obligations under this Agreement; (c) expeditiously take action to correct or cure the event or condition excusing performance, provided, however, that settlement of labor disputes will be completely within the sole discretion of the Party affected by such labor dispute; (d) exercise all reasonable efforts to mitigate or limit damages to the other Party; and (e) provide prompt notice to the other Party of the cessation of the event or condition giving rise to its excuse from performance. Any obligation under this Agreement shall be suspended only to the extent caused by such Force Majeure event and only during the continuance of any inability of performance caused by such Force Majeure event but for no longer period.


                            DEFAULT AND TERMINATION

          1.29 Event of Default.  Unless excused by Force Majeure, each of the
               ----------------
following events shall be considered an Event of Default:

               (a) The material breach by either Party of any agreement, covenant or obligation under this Agreement; provided that such breach is not caused by the material breach of the other Party, and provided further that, if such breach is curable, a default shall not occur until the Party in breach has failed to cure such breach within thirty (30) days after receipt of written notice thereof by the non-defaulting Party;

               (b) The failure by the POLR Supplier to post, supplement, replace or maintain any letter of credit required to be so posted, supplemented, replaced or maintained pursuant to the terms of this Agreement; provided that if the POLR Supplier fails to replace or supplement any letter of credit as required by the terms of such letter of credit, a default shall not occur unless the POLR Supplier shall fail to replace or supplement such letter of credit within ten (10) days of receiving written notice by DLC of such failure;

               (c) The discovery that any representation, warranty or certification made by a Party (or the Certifying Company, if applicable) hereunder was false or misleading in any material respect when made that is not cured within thirty (30) days and which has a material adverse effect on the ability of the Party making such representation or warranty to perform its obligations hereunder;

               (d) The filing of an involuntary petition in bankruptcy against either Party (or the Certifying Company) or the appointment of a receiver or liquidator or trustee for either Party (or the Certifying Company) or of any substantial part of the property of a Party (or the Certifying Company), provided that if such Party (or the Certifying Company) is working diligently to have such petition, receiver, liquidator or trustee stayed, dismissed or discharged, a default shall not occur unless such petition, receiver, liquidator or trustee is not stayed, dismissed or discharged within thirty (30) days;

               (e) The entry of a decree adjudicating a Party (or the Certifying Company) or any substantial part of the property of a Party (or the Certifying Company) bankrupt or insolvent, provided that if such Party (or the Certifying Company) is working diligently to have such decree discharged or stayed, a default shall not occur unless such decree is continued undischarged and unstayed for a period of thirty (30) days;

               (f) The filing of a voluntary petition in bankruptcy under any provision of any federal or state bankruptcy law by a Party (or the Certifying Company) or against it;

               (g) The failure of DLC to pay the POLR Supplier undisputed amounts owed within ten (10) days after receiving written notice from the POLR Supplier that any such amount is overdue;

A failure by the POLR Supplier to deliver the POLR Supply Amount in accordance with Section 4.1 hereof that causes DLC to Shed Load during any hour (other than any such failure that results from an event of Force Majeure or outages on the DLC Transmission System or DLC's distribution system), provided that DLC has requested reasonable assurances from the POLR Supplier that the circumstances that caused such failure have been corrected and the POLR Supplier has not, within sixty (60) days of such request, provided DLC with such assurances;

A default by the POLR Supplier (or the Certifying Company) on its indebtedness to third parties, resulting in obligations of the POLR Supplier (or the Certifying Company) in an amount of $50,000,000 or more being accelerated;

Termination. (a) Upon the occurrence of an Event of Default, the non-defaulting Party may terminate this Agreement by providing sixty (60) days' written notice to the defaulting Party of a specified date of termination; provided, however, that upon the occurrence of an Event of Default specified in
Section 9.1 (d), (e) and (f) hereof, the non-defaulting Party may terminate this Agreement by delivering to the defaulting Party a written notice of termination, which termination shall be effective upon the defaulting Party's receipt of such notice. The non-defaulting Party may exercise all such rights and remedies as may be available to it to recover damages caused by such Event of Default.

               (b) If by February 15, 2001 (w) the PUC has failed to issue an order approving the Retail Tariff set forth on Schedule 2 attached hereto (unless the failure to approve such Retail Tariff is based solely on the absence of a definitive effective date for such Retail Tariff) and the Generation Rates set forth on Schedule 3 attached hereto, (x) the PUC has failed to issue an order approving modifications to the Supplier Tariff such that each EGS is responsible for its pro rata allocation of the Residual Losses and Unaccounted For Energy based on the amount of retail Energy consumed during each hour (including average losses) attributable to such EGS's load, (y) the FERC has failed to issue an order, in a form reasonably acceptable to the Parties, approving the terms and conditions of this Agreement, or (z) the PUC has failed to issue an order approving the Revised POLR I Retail Tariff, then for a period not to exceed thirty (30) days thereafter either Party may terminate this Agreement by providing written notice of such termination to the other Party. Upon any such termination, neither Party shall have any further liability to the other Party under this Agreement.

               (c) Following the earliest Rate Class Effective Date hereunder, if:

     (i) the PUC issues an order requiring a change that will directly or indirectly reduce or increase the Generation Rates or that will result in any other material change to the Retail Tariff,

     (ii) the PUC issues an order requiring a change to the Supplier Tariff that materially affects the rights or obligations of the Parties as provided hereunder,

     (iii) the FERC issues an order requiring a change (other than those changes to Schedule 9B to the OATT contemplated hereunder) that materially affects the rights or obligations of the Parties as provided hereunder,

     (iv) there is any change in the rates of any Governmental Charges imposed on or with respect to the Parties rights or obligations hereunder, or in the manner in which any such Governmental Charges are imposed, in either case that materially affects the rights or obligations of the Parties as provided hereunder, or

     (v) the policies of any RTO that DLC joins, or for a region in which the POLR Supplier's generation assets are located, differ, or are reasonably likely to differ, materially from the terms of this Agreement, and if such policies will materially affect either Party to this Agreement, including, but not limited to, the imposition of costs or obligations on either Party or the ability of either Party to perform its obligations under this Agreement, and if the Parties have exhausted their remedies under Section III.B.5(b) of that certain Joint Petition for Settlement filed with the PUC in Docket No. R-00974104 on November 29, 2000 then, either Party may deliver written notice of the occurrence of any such event(s) to the other Party (such notice, a "Renegotiation Notice"). Promptly after the delivery and receipt of a Renegotiation Notice, the Parties shall, in good faith, attempt to negotiate a mutually satisfactory amendment to this Agreement to restore the respective rights and obligations of the Parties under this Agreement as they existed immediately prior to such event(s). If within thirty (30) days following the delivery of any such Renegotiation Notice the Parties fail to agree upon any such amendment, either Party may then terminate the Agreement by providing the other Party with fifteen (15) days' prior written notice of such termination. Any amendment to this Agreement negotiated as a result of a Renegotiation Notice shall be deemed to be retroactively effective to the date on which the event(s) described in such Renegotiation Notice occurred; provided, however, that if following any such event, the order giving rise to such event is no longer in effect (or is modified in a manner described in clause (i), (ii) or (iii) hereof) by virtue of a decision by a Governmental Authority that has become final and non-appealable, then any such amendment shall be of no further force and effect and this Agreement shall be read so as not to include such amendment (and in the event such order is modified in a manner described in clause (i), (ii) or (iii) hereof, the Parties may deliver a Renegotiation Notice with respect thereto as otherwise contemplated hereunder). Upon any termination pursuant to this Section 9.2(c), neither Party shall have any further liability to the other Party under this Agreement, except for any obligations that arose or accrued prior to the effective date of such termination.

          1.30 Letter(s) of Credit.  Upon the occurrence of an Event of Default
               -------------------
(other than an Event of Default for which DLC is responsible), DLC may draw on any and all letter(s) of credit posted pursuant to the terms of this Agreement to cure any monetary default. Unless DLC has given written notice of its intent to terminate this Agreement, within five (5) Business Days prior to the expiration of any letter(s) of credit posted pursuant to the terms of this Agreement, or within ten (10) Business Days of the day on which DLC draws on any letter(s) of credit posted pursuant to the terms of this Agreement, the POLR Supplier shall replace such letter(s) of credit with another letter of credit issued by a Commercial Bank of like amount and in form and substance reasonably acceptable to DLC.

          1.31 Additional Remedies.  The POLR Supplier acknowledges and
               -------------------
specifically agrees that its obligations under this Agreement are essential to ensure the reliability of the DLC Control Area; that breach of the POLR Supplier's obligations may result in irreparable harm and damage to DLC which cannot adequately be compensated by a monetary award; and that, as a consequence thereof, DLC shall, in addition to any other remedy to which DLC may be entitled by reason of the POLR Supplier's breach of this Agreement, be entitled to seek and obtain temporary, preliminary and permanent injunctive relief from any court or Governmental Authority of competent jurisdiction restraining the POLR Supplier from committing or continuing any breach of this Agreement.

          1.32 Reimbursement for Replacement Costs.
               -----------------------------------

          (a) Upon the termination of this Agreement pursuant to Section 9.2(a) hereof as a result of any Event of Default, other than those Events of Default specified in Sections 9.1(d), (e) and (f) hereof, the defaulting Party shall be liable to the non-defaulting Party for all losses and costs reasonably incurred by the non-defaulting Party as a direct result of the defaulting Party's Event of Default, including all reasonable costs associated with replacing the obligations of the defaulting Party hereunder.

          (b) Upon the termination of this Agreement pursuant to Section 9.2(a) hereof as a result of an Event of Default specified in Sections 9.1(d), (e) and
(f) hereof, the defaulting Party shall be liable to the non-defaulting Party for all of the non-defaulting Party's Losses (as defined in the next sentence) as a result thereof. For purposes of this Section 9.5(b), "Losses" means an amount that the non-defaulting Party, or its agent, determines in good faith and in a commercially reasonable manner to be the total losses and costs that the non-defaulting Party has and/or would incur in replacing the obligations of the defaulting Party for the remaining term of this Agreement. The non-defaulting Party, or its agent, may determine such Losses by using pricing or other valuation models and by reference to information available to it internally or supplied by one or more third parties (including, without limitation, dealers, information vendors and other sources of market information), which information may include, without limitation, quotations (either firm or indicative) of relevant rates, prices, yields, yield curves, volatilities, spreads or other relevant market data in the relevant markets. The defaulting Party shall pay an amount equal to the Losses to the non-defaulting Party within thirty (30) days after the defaulting Party receives written notice from the non-defaulting Party of such amount.

          (c) In addition to the foregoing amounts, the defaulting Party shall be liable for reasonable administrative and legal expenses incurred by the non-defaulting Party as a result of the defaulting Party's Event of Default. The Parties expressly agree that the obligations of each Party under this Section
9.5 shall survive and continue in full force following any termination of this Agreement pursuant to Section 9.2(a) hereof.

                               DISPUTE RESOLUTION

          1.33 Disputes.   A Party with a claim or dispute under this Agreement
               --------
shall submit to the other Party a notification of such claim or dispute within sixty (60) days of the date on which the Party knew, or should have known, of the occurrence of the circumstances that gave rise to the claim or the question or issue in dispute, and shall provide the Administration Committee with a copy of such notification. Any such notification shall be in writing and shall include a concise statement of the claim or the issue or question in dispute, a statement of the relevant facts and documentation to support the claim. The Administration Committee shall use its good faith best efforts to resolve the claim or dispute within thirty (30) days after its receipt of a notification specifying the claim, issue or question in dispute. If the Administration Committee is unable to do so, the Parties shall refer the claim or dispute to their respective senior management. Subject to Section 10.4 hereof, if, after using their good faith best efforts to resolve the dispute, the Parties' senior management cannot resolve the dispute within thirty (30) days, the Parties may, if they both so agree in writing, utilize the alternative dispute resolution procedures set forth below in Sections 10.2 and 10.3 hereof.

          1.34 Arbitration.  Any arbitration initiated under this Agreement
               -----------
shall be conducted before a single neutral arbitrator appointed by the Parties within thirty (30) days of receipt by respondent of the demand for arbitration. If the Parties are unable to agree on an arbitrator, such arbitrator shall be appointed by the American Arbitration Association. Unless the Parties agree otherwise, the arbitrator shall be an attorney or retired judge with at least fifteen (15) years of experience and shall not have any current or past substantial business or financial relationships with any Party to the arbitration. In addition, if possible, the arbitrator shall have significant system operations experience in the electric industry. Unless otherwise agreed, the arbitration shall be conducted in accordance with the American Arbitration Association's Commercial Arbitration Rules, then in effect, in Pittsburgh, Pennsylvania. Any arbitration proceedings, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act of the United States, 9 U.S.C. (S)(S) 1 et seq.

          1.35 Arbitration Terms.  The arbitration shall, if possible, be
               -----------------
concluded not later that six (6) months after the date that it is initiated. The arbitrator shall be authorized only to interpret and apply the provisions of this Agreement or any related agreements entered into under this Agreement and shall have no power to modify or change any of the above in any manner. The arbitrator shall have no authority to award punitive or multiple damages or any damages inconsistent with this Agreement. The arbitrator shall, within thirty
(30) days of the conclusion of any hearing, unless such time is extended by agreement of the Parties, notify the Parties in writing of his or her decision, stating his or her reasons for such decision and separately listing his or her findings of fact and conclusions of law. The decision of the arbitrator rendered in such a proceeding shall be final and binding on the Parties. Judgment on any award made by the arbitrator may be entered in any court having jurisdiction.

          1.36 FERC Jurisdiction.  Notwithstanding any other provision of this
               -----------------
Agreement to the contrary, nothing in this Agreement shall preclude, or be construed to preclude, any Party from filing a petition or complaint with FERC with respect to any arbitrable claim over which FERC has jurisdiction. In such a case, the other Party may request FERC to reject or to waive jurisdiction. If FERC rejects or waives jurisdiction with respect to all or a portion of such claim, the portion of such claim not so accepted by FERC may be resolved through arbitration, as provided in this Agreement. To the extent that FERC asserts or accepts jurisdiction over such claim, the decision, findings of fact or order of FERC shall be final and binding, subject to judicial review under the Federal Power Act, and any arbitration proceedings that may have commenced with respect to such claim prior to the assertion or acceptance of jurisdiction by FERC shall be terminated.


                                  ASSIGNMENT

          1.37 Assignment.  The POLR Supplier shall not assign this Agreement
               ----------
in whole or in part, or any of the rights, interests, or obligations hereunder, without the prior written consent of DLC, which consent shall not be unreasonably withheld; provided, however, that at any time during the term of this Agreement, in order to facilitate the POLR Supplier obtaining or maintaining Exempt Wholesale Generator ("EWG") status, the POLR Supplier may assign to one of its Affiliates, or to an unaffiliated third party, its obligations hereunder relating to obtaining Energy on behalf of retail customers, including providing Company Use Energy to DLC, so long as the POLR Supplier provides written notice to DLC of any such assignment. For purposes hereof, the merger, consolidation or sale of all or substantially all of the assets of the POLR Supplier shall constitute an assignment subject to this
Article XI. It shall not be unreasonable for DLC to refuse to consent to any assignment by the POLR Supplier to a Person that does not have both an investment rating equal to or greater than the Minimum Investment Rating and a Tangible Net Worth equal to or greater than the Minimum Tangible Net Worth or that, in DLC's reasonable judgment, is otherwise unable to perform the obligations of the POLR Supplier hereunder.

               Notwithstanding the foregoing, the POLR Supplier, or its permitted assignee, may assign, transfer, pledge or otherwise dispose of its rights and interests hereunder to a trustee, lending institution, or other Person for the purposes of financing or refinancing the POLR Supply Service opportunity or the generating facilities and other assets associated with the Asset Sale, including upon or pursuant to the exercise of remedies under such financing or refinancing, or by way of assignments, transfers, conveyances of dispositions in lieu thereof; provided, however, that no such assignment or disposition shall relieve or in any way discharge the POLR Supplier or any such permitted assignee from the performance of the duties and obligations of the POLR Supplier under this Agreement. DLC agrees to execute and deliver such documents as may be reasonably necessary to accomplish any such assignment, transfer, conveyance, pledge or disposition of rights hereunder for purposes of such financing or refinancing, so long as DLC's rights under this Agreement are not materially altered, amended, diminished or otherwise impaired thereby.

          1.38 Release of Rights and Obligations.  No assignment (including a
               ---------------------------------
merger, consolidation or sale of all or substantially all of the assets of the POLR Supplier), transfer, conveyance, pledge or disposition of rights, interests, duties or obligations under this Agreement by a Party shall relieve that Party from liability and financial responsibility for the performance thereof after any such transfer, assignment, conveyance, pledge or disposition unless and until (i) the transferee or assignee shall agree in writing to assume the obligations and duties of that Party under this Agreement and, in the case of the transferee or assignee of the POLR Supplier, certify in writing that it has either an investment rating equal to or greater than the Minimum Investment Rating or a Tangible Net Worth equal to or greater than the Minimum Tangible Net Worth and (ii) the non-assigning Party has consented in writing to such assumption and to a release of the assigning Party from such liability, such consent not to be unreasonably conditioned, delayed or withheld.

          1.39 Successors & Assigns.  This Agreement and all of the provisions
               --------------------
hereof are binding upon, and inure to the benefit of, the Parties and their respective successors and permitted assigns.

                                   ARTICLE I

                        REPRESENTATIONS OF THE PARTIES

          1.1  Representations of the POLR Supplier. The POLR Supplier hereby
               ------------------------------------
represents and warrants to DLC as follows:

               (a)  Organization.  The POLR Supplier is a limited partnership
                    ------------
duly organized, validly existing and in good standing under the laws of the Delaware, and has all requisite power and authority to own, lease and operate its material assets and properties and to carry on its business as now being conducted.

               (b)  Authority.  The POLR Supplier has full power and authority
                    ---------
to execute and deliver this Agreement and to consummate the transactions contemplated hereby and, subject to the procurement of applicable regulatory approvals, to carry out the actions required of it by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action required on the part of the POLR Supplier. This Agreement has been duly and validly executed and delivered by the POLR Supplier and, assuming that it is duly and validly executed and delivered by DLC, constitutes a legal, valid and binding agreement of the POLR Supplier.

               (c)  Regulatory Approval.  The POLR Supplier has obtained any
                    -------------------
and all approvals or waivers of, and has given any and all notices to, any Governmental Authority that are required for the POLR Supplier to execute and deliver this Agreement. The POLR Supplier has obtained, or will obtain by the earliest Rate Class Effective Date hereunder, any and all approvals or waivers of, and has given, or will give by the earliest Rate Class Effective Date, any and all notices to, any Governmental Authority that are required for the POLR Supplier to consummate the transactions contemplated hereby (including authority from FERC to sell Energy at wholesale market-based rates).

               (d)  Compliance With Law.  The POLR Supplier is not in violation
                    -------------------
of any applicable law, statute, order, rule, regulation, or judgment promulgated or entered by any federal, state, or local Governmental Authority, which violation could reasonably be expected to materially adversely affect the POLR Supplier's performance of its obligations under this Agreement.

               (e)  Resource Schedule.  The POLR Supplier has sufficient
                    -----------------
resources owned or under contract to provide the POLR Supply Amount for the first two (2) years of this Agreement and has provided evidence, to DLC's satisfaction, of such resources in the form of a list of such resources that has been certified by a duly authorized officer of the POLR Supplier as to its accuracy.

          1.2  Representations of DLC.  DLC represents and warrants to the POLR
               ----------------------
Supplier as follows:

               (a)  Incorporation.  DLC is a corporation duly incorporated,
                    -------------
validly existing and is in good standing under the laws of the Commonwealth of Pennsylvania, and has all requisite corporate power and authority to own, lease and operate its material assets and properties and to carry on its business as now being conducted.

               (b)  Authority.  DLC has full corporate power and authority to
                    ---------
execute and deliver this Agreement and to consummate the transactions contemplated hereby and, subject to the procurement of applicable regulatory approvals, to carry out the actions required of it by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action required on the part of DLC. This Agreement has been duly and validly executed and delivered by DLC and, assuming that it is duly and validly executed and delivered by the POLR Supplier, constitutes a legal, valid and binding agreement of DLC.

               (c)  Regulatory Approval. DLC has obtained any and all approvals
                    -------------------
or waivers of, and has given any and all notices to, any Governmental Authority that are required for DLC to execute and deliver this Agreement. DLC has obtained, or will obtain by the earliest Rate Class Effective Date hereunder, any and all approvals or waivers of, and has given, or will give by the earliest Rate Class Effective Date, any and all notices to, any Governmental Authority that are required for DLC to consummate the transactions contemplated hereby.

               (d)  Compliance With Law.    DLC is not in violation of any
                    -------------------
applicable law, statute, order, rule, regulation, or judgment promulgated or entered by any federal, state, or local Governmental Authority, which violation could reasonably be expected to materially adversely affect DLC's performance of its obligations under this Agreement.

          1.3  Representations of Both Parties.  The representations and
               -------------------------------
warranties in this Article XII shall survive the date hereof and continue in full force and effect for the term of this Agreement.

                                INDEMNIFICATION
                                ---------------

          1.4  DLC's Indemnification.  DLC shall indemnify, hold harmless and
               ---------------------
defend the POLR Supplier, its parent, its Affiliates, and its and their successors, officers, directors, employees, shareholders, agents, contractors, subcontractors, invitees and successors, from and against any and all claims, demands, suits, obligations, payments, liabilities, costs, losses, judgments, damages and expenses (including the costs and expenses of any and all actions, suits, proceedings, assessments, judgments, settlements, and compromises relating thereto, reasonable attorneys' and expert fees and reasonable disbursements in connection therewith) for damage to property, injury to or death of any Person, including the POLR Supplier's employees, DLC's employees and their Affiliates' employees, or any third parties, to the extent caused wholly or in part by any act or omission, negligent or otherwise, by DLC or its officers, directors, employees, agents, contractors, subcontractors and invitees arising out of or connected with DLC's performance or breach of this Agreement, or the exercise by DLC of its rights hereunder. In furtherance of the foregoing indemnification and not by way of limitation thereof, DLC hereby waives any defense it otherwise might have under applicable workers' compensation laws.

          1.5  POLR Supplier's Indemnification.  The POLR Supplier shall
               -------------------------------
indemnify, hold harmless and defend DLC, its parent, Affiliates, and its and their successors, officers, directors, employees, shareholders, agents, contractors, subcontractors, invitees and successors, from and against any and all claims, demands, suits, obligations, payments, liabilities, costs, losses, judgments, damages and expenses (including the costs and expenses of any and all actions, suits, proceedings, assessments, judgments, settlements, and compromises relating thereto reasonable attorneys' and expert fees and reasonable disbursements in connection therewith) for damage to property, injury to or death of any Person, including DLC's employees, the POLR Supplier's employees and their Affiliates' employees, or any third parties, to the extent caused wholly or in part by any act or omission, negligent or otherwise, by the POLR Supplier or its officers, directors, employees, agents, contractors, subcontractors and invitees arising out of or connected with the POLR Supplier's performance or breach of this Agreement, or the exercise by the POLR Supplier of its rights hereunder. In furtherance of the foregoing indemnification and not by way of limitation thereof, the POLR Supplier hereby waives any defense it otherwise might have under applicable workers' compensation laws.

          1.6  Indemnification Procedures.  Any Party seeking indemnification
               --------------------------
under this Agreement shall give the other Party notice of such claim promptly but in any event on or before the earlier of the fifteenth (15/th/) day after the Party's actual knowledge of such claim or action or the ninetieth (90/th/) day from commencement of the event or circumstance giving rise to the claim. Such notice shall describe the claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the claim that has been, or may be sustained by, said Party. To the extent that the other Party will have been actually and materially prejudiced as a result of the failure to provide such notice, such notice will be a condition precedent to any liability of the other Party under the indemnification provisions contained in this Agreement. Neither Party may settle or compromise any claim for which indemnification is sought under this Agreement without the prior consent of the other Party, provided that such consent shall not be unreasonably withheld or delayed.

          1.7  Survival. The indemnification obligations of each Party under
               --------
this Article for acts or occurrences that occur prior to expiration, termination, or cancellation of this Agreement shall survive and continue in full force and effect regardless of whether this Agreement expires or terminates, or is canceled, surrendered or completed. Such indemnification obligations shall not be limited in any way by any limitation on insurance, by the amount or types of damages, or by any compensation or benefits payable by the Parties under worker's compensation acts, disability benefit acts or other employee acts, or otherwise.

                                  ARTICLE II

                                CONFIDENTIALITY

          2.1  Generally.
               ---------

               (a) Each Party (i) shall maintain the confidentiality of all information provided to it by the other Party under the terms of this Agreement (including all customer data), (ii) shall not disclose such information to third parties (other than its Affiliates, advisors, parties prospectively providing financing and risk management and counterparties to power purchase contracts) without the prior written consent of the other Party, unless otherwise provided hereunder, and (iii) agrees to use such information only for such purposes and in such manner as is contemplated by the terms of this Agreement. Notwithstanding the foregoing, each Party shall be permitted to use any information provided to it by the other Party under the terms of this Agreement in support of any claim or counterclaim respecting an alleged breach of such other Party's obligations under this Agreement.

               (b) Upon the other Party's prior written approval (which shall not be unreasonably withheld), either Party may provide information provided to it by the other Party under the terms of this Agreement to the PUC, FERC or other Governmental Authority with jurisdiction, as may be necessary, to obtain required regulatory approvals or to comply generally with any applicable Law. In such an instance, the disclosing Party shall seek confidential treatment for such information provided to any Governmental Authority and will notify the other Party, as far in advance as is practicable, of its intention to release such information to any Governmental Authority.

          2.2  Customer Information.  The POLR Supplier shall comply with PUC
               --------------------
confidentiality guidelines in connection with all customer-specific information supplied to it by DLC and shall not disclose such information to third parties without the prior authorization of such customers.

                                  ARTICLE III

                                 MISCELLANEOUS


          3.1  Limitation of Liability.  Except as specifically provided in
               -----------------------
Section 4.3 hereof, Section 9.4 hereof, Section 9.5 hereof and Article XIII hereof, neither DLC nor the POLR Supplier, nor their respective officers, directors, agents, employees, parents, Affiliates, successors, assigns, contractors or subcontractors shall be liable to the other Party or its shareholders, subsidiaries, Affiliates, officers, directors, agents, employees, successors, assigns, contractors or subcontractors for claims, suits, actions, causes of action or otherwise for incidental, punitive, special, indirect, multiple, or consequential damages (including attorneys' fees or litigation costs and lost profits) connected with, or resulting from, performance or non-performance of this Agreement, or any actions undertaken in connection with or related to this Agreement, including any such damages which are based upon causes of action for breach of contract, tort (including negligence and misrepresentation), breach of warranty, or strict liability.

          3.2  Amendments.  This Agreement may be amended, modified or
               ----------
supplemented only by written agreement of both DLC and the POLR Supplier. Such amendments or modifications shall become effective only after the Parties have received all authorizations, if any, as may be required from the relevant Governmental Authorities.

          3.3  Notices and Bank Account Information.  All notices and other
               ------------------------------------
communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission, or mailed by overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the recipient Party at its address, and all transfer of funds hereunder shall be made to the recipient Party at its bank account, set forth below (or at such other address or facsimile number, or bank account, for a Party as shall be designated by such Party in a notice delivered hereunder; provided however, that notices of a change of address, or change of bank account, shall be effective only upon receipt thereof):

               (a)  If to the POLR Supplier to:

               Orion Power MidWest, L.P.
               c/o Orion Power Holdings, Inc.
               7 East Redwood Street, 10/th/ Floor
               Baltimore, MD 21201
               Attn: General Counsel
               Fax:  410-234-0994

               with a copy to:

               W. Thaddeus Miller
               Orion Power Holdings, Inc.
               7 East Redwood Street, 10/th/ Floor
               Baltimore, MD 21201
               Fax:  410-234-0994

               Bank Account:  see Schedule 5

               (b)  If to DLC to:

               Duquesne Light Company
               System Operations (N2-S0)
               2839 New Beaver Avenue
               Pittsburgh, PA 15233
               Attn: J.F. Rosser
               Fax:  412-393-8647

               with a copy to:

               Erica A. Ward
               Skadden, Arps, Slate, Meagher & Flom LLP
               1440 New York Avenue, N.W.
               Washington, D.C. 2005
               Fax:  202-393-5760

               Bank Account:  see Schedule 5

          3.4  No Third Party Beneficiaries.  Nothing in this Agreement, express
               ----------------------------
or implied, is intended to confer on any other Person except the Parties hereto any rights, interests, obligations or remedies hereunder.

          3.5  Waiver.  A waiver of any failure of a Party to comply with any
               ------
obligation, covenant, agreement, or condition herein by the Party entitled to the benefits thereof shall be effective only by a written instrument signed by the Party granting such waiver, but such waiver of such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent failure to comply therewith.

          3.6  Severability.  Each covenant, condition, restriction and other
               ------------
term of this Agreement is intended to be, and shall be construed as, independent and severable from each other covenant, condition, restriction and other term. If any covenant, condition, restriction or other term of this Agreement is held to be invalid by any Governmental Authority, the invalidity of such covenant, condition, restriction or other term shall not affect the validity of the remaining covenants, conditions, restrictions or other terms hereof. In such an event, the Parties shall, to the extent possible, negotiate an equitable adjustment to any provision of this Agreement as necessary to effect the purpose of this Agreement.

          3.7  Governing Law.  This Agreement shall be governed by and
               -------------
construed in accordance with the law of the Commonwealth of Pennsylvania, without giving effect to the conflict of law principles thereof (except to the extent that such law is preempted by federal law). THE PARTIES HERETO AGREE THAT VENUE IN ANY AND ALL ACTIONS AND PROCEEDINGS RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT SHALL BE IN THE STATE AND FEDERAL COURTS IN AND FOR PITTSBURGH, PENNSYLVANIA, WHICH COURTS SHALL HAVE EXCLUSIVE PERSONAL AND SUBJECT MATTER JURISDICTION FOR SUCH PURPOSE, AND THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. SERVICE OF PROCESS MAY BE MADE IN ANY MANNER RECOGNIZED BY SUCH COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          3.8  Independent Contractors.  The Parties acknowledge and agree that:
               -----------------------
(i) they are independent contractors, (ii) neither Party shall have any right, power or authority to enter into any agreement or commitment, act on behalf of, or otherwise bind the other Party in any way, and (iii) nothing contained in this Agreement shall create any relationship between DLC and the POLR Supplier other than that of independent contractors.

          3.9  Counterparts.  This Agreement may be executed in more than one
               ------------
(1) counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          3.10 Entire Agreement.  This Agreement, including the Schedules and
               ----------------
Exhibits hereto, embodies the entire agreement and understanding of the Parties in respect of the obligations and requirements set forth in this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to the subject matter contained herein.

          3.11 Article, Section and Schedule Headings. The Article, Section and
               --------------------------------------
Schedule headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

          3.12 Further Assurances.  The Parties hereto agree to execute and
               ------------------
deliver promptly, at the expense of the Party requesting such action, any and all other and further instruments, documents and information which may be reasonably requested in order to consummate the transactions contemplated hereby. Each Party agrees to cooperate with, assist and accommodate all reasonable requests made by the other Party in respect of any regulatory approval necessary for, or any regulatory proceeding relating to, the execution and deliver of this Agreement and the consummation of the transactions contemplated hereby. Each Party further agrees to comply with all Laws of all Governmental Authorities relating to this Agreement and the consummation of the transactions contemplated hereby.



                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, each of DLC and the POLR Supplier has caused this Agreement to be executed as of the date first above written.


                                   DUQUESNE LIGHT COMPANY



                                   By:  /s/ Frosina C. Cordisco
                                        ----------------------------
                                   Name:  Frosina C. Cordisco
                                   Title: Treasurer



                                   ORION POWER MIDWEST, L.P.

                                   By:  its general partner,
                                        ORION POWER MIDWEST GP, INC.



                                   By:  /s/ Jack A. Fusco
                                        ----------------------------
                                   Name:  Jack A. Fusco
                                   Title: President